                            ASSET PURCHASE AGREEMENT

                            DATED AS OF JUNE 23, 2000

                                  BY AND AMONG

                     LAKELAND LEDGER PUBLISHING CORPORATION,

                            NYT MANAGEMENT SERVICES,

                           NYT FLORIDA HOLDINGS, INC.,

                    THE HOUMA COURIER NEWSPAPER CORPORATION,

                                       AND

                      TRANSWESTERN PUBLISHING COMPANY, LLC

                                TABLE OF CONTENTS

                                                                        Page No.
ARTICLE I.
DEFINITIONS....................................................................1
        1.1      Certain Definitions...........................................1
        1.2      Certain Additional Definitions................................5

ARTICLE II.
PURCHASE AND SALE OF ASSETS....................................................8
        2.1      Purchase and Sale of Purchased Assets.........................8
        2.2      Assumption of Liabilities....................................11
        2.3      Consideration for Purchased Assets...........................12
        2.4      Further Assurances...........................................14
        2.5      Assignment of Business Contracts and Business Licenses.......15

ARTICLE III.
THE CLOSING...................................................................15
        3.1      Time and Place...............................................15
        3.2      Closing Deliveries of the Sellers............................15
        3.3      Closing Deliveries of the Purchaser..........................17

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLERS.................................18
        4.1      Organization.................................................18
        4.2      Authority....................................................18
        4.3      No Violation; Third Party Consents...........................18
        4.4      Government Consents..........................................19
        4.5      Tangible Property............................................19
        4.6      Intellectual Property and Proprietary Rights.................20
        4.7      Business Contracts...........................................20
        4.8      Business Licenses............................................21
        4.9      Business Employees...........................................21
        4.10     Employee Benefit Plans.......................................21
        4.11     Financial Statements.........................................22
        4.12     Real Property................................................23
        4.13     Litigation; Governmental Orders..............................24
        4.14     Compliance with Laws.........................................24
        4.15     Environmental Matters........................................24
        4.16     Insurance....................................................25
        4.17     Transactions with Affiliates.................................25
        4.18     Taxes........................................................25
        4.19     Brokers......................................................26

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................26
        5.1      Organization.................................................26
        5.2      Authority....................................................26
        5.3      No Violation; Third Party Consents...........................27
        5.4      Governmental Consents........................................27
        5.5      Litigation...................................................28
        5.6      Brokers......................................................28
        5.7      Financing....................................................28
        5.8      Closing Date.................................................28

ARTICLE VI.
COVENANTS AND AGREEMENTS......................................................29
        6.1      Conduct of Business..........................................29
        6.2      Access and Information.......................................29
        6.3      Confidentiality..............................................30
        6.4      Further Actions..............................................30
        6.5      Fulfillment of Conditions by the Sellers.....................31
        6.6      Fulfillment of Conditions by the Purchaser...................31
        6.7      Publicity....................................................32
        6.8      Transaction Costs............................................32
        6.9      Employees and Employee Benefit Matters.......................32
        6.10     Retention of and Access to Records...........................33
        6.11     Notification of Certain Matters..............................34
        6.12     Transition Facilities........................................34
        6.13     Non-Competition..............................................36
        6.14     Conditions to Release of the Real Property Escrow Amount.....38

ARTICLE VII.
CLOSING CONDITIONS............................................................39
        7.1      Conditions to Obligations of the Purchaser...................39
        7.2      Conditions to Obligations of the Sellers.....................40

ARTICLE VIII.
TERMINATION...................................................................41
        8.1      Termination..................................................41
        8.2      Effect of Termination........................................41


ARTICLE IX.
MISCELLANEOUS.................................................................42
        9.1      Indemnification..............................................42
        9.2      Notices......................................................44
        9.3      Attorneys' Fees and Costs....................................45

        9.4      Assignment...................................................45
        9.5      Amendments and Waiver; Exclusive Remedies....................46
        9.6      Entire Agreement.............................................46
        9.7      Representations and Warranties Exclusive.....................46
        9.8      No Third Party Beneficiary...................................47
        9.9      Governing Law................................................47
        9.10     Neutral Construction.........................................47
        9.11     Severability.................................................47
        9.12     Bulk Sales Laws..............................................47
        9.13     Heading; Interpretation; Schedules and Exhibits..............47
        9.14     Waiver of Jury Trial.........................................48
        9.15     Counterparts.................................................48

List of Schedules and Exhibits

Schedule         Description
--------         -----------
1.1(q)           List of Executives - Knowledge of Sellers
2.1(b)(i)        Owned Real Property
2.1(b)(ii)       Gainesville Site
2.1(b)(ix)       Intellectual Property
2.1(b)(x)        Tangible Personal Property
2.1(c)(vi)       Nontransferable Business Contracts
2.1(c)(vii)      Nontransferable Business Licenses
2.1(c)(x)        Excluded Trademarks
4.3              Third Party Consents - Sellers
4.4              Government Consents - Sellers
4.5(a)           Encumbrances
4.7(a)           Material Business Contracts
4.7(b)           Material Business Contracts - Exceptions to Enforceability
4.8              Material Business Licenses
4.9              Business Employees
4.10(a)          Benefit Plans
4.11(a)          Financial Statements
4.11(b)          Change in Business
4.13             Litigation; Governmental Orders - Sellers
4.14             Exceptions to Compliance with Laws
4.15             Environmental Matters
4.17             Transactions with Affiliates
5.3              Third Party Consents - Purchaser
5.4              Government Consents - Purchaser
5.5              Litigation - Purchaser
6.1              Conduct of Business
6.12(b)          Description of Transition Premises


                              *********************

Exhibit A        Grant Deeds
Exhibit B        Assignment of Lease
Exhibit C        Bills of Sale
Exhibit D        Assignments and Assumptions
Exhibit E        Assignments of Proprietary Rights
Exhibit F        Escrow Agreement
Exhibit G        Officer's Certificates of Sellers
Exhibit H        Secretary's Certificates of Sellers
Exhibit I        Opinion of Counsel to The New York Times Company
Exhibit J        Officer's Certificate of Purchaser
Exhibit K        Secretary's Certificate of Purchaser
Exhibit L        Opinion of Counsel to Purchaser

        ASSET PURCHASE AGREEMENT (the "Agreement") dated as of June 23, 2000, by and among Lakeland Ledger Publishing Corporation, a Florida corporation ("Lakeland"); NYT Management Services, a Massachusetts business trust ("NYTMS"); NYT Florida Holdings, Inc., a Delaware corporation ("Florida Holdings"); The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma"; Lakeland, NYTMS, Florida Holdings and Houma are each referred to herein as a "Seller" and, collectively, as the "Sellers"); and TransWestern Publishing Company, LLC, a Delaware limited liability company (the "Purchaser").

        WHEREAS, each Seller has certain assets which it uses to publish and distribute the regional telephone directory or directories set forth below its name on Schedule A hereto (collectively, the "Business");

        WHEREAS, the Purchaser desires to purchase from each Seller, and each Seller desires to sell to the Purchaser, the assets of such Seller owned, used or held for use by it exclusively to conduct the operations of the Business, and in connection therewith, the Purchaser has agreed to assume certain liabilities of each Seller relating to the Business, all upon the terms and subject to the conditions set forth herein (such transaction sometimes being referred to herein as the "Asset Purchase"); and

        WHEREAS, each Seller and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Asset Purchase, all as more fully set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

        1.1 Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the respective meanings set forth below:

            (a) "Action" means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation.

            (b) "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) any director, partner, member, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

            (c) "Business Day" means any weekday (Monday through Friday) on which commercial banks in New York, New York are open for business.

            (d) "Contract" means any currently enforceable contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, concession agreement, insurance policy, security interest, guaranty, binding commitment or other agreement or arrangement, whether written or oral.

            (e) "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar right), defect of title, or other encumbrance of any kind or character.

            (f) "Environmental Law" means any applicable law, order, regulation, decree, permit, license, ordinance, or other federal, state, county, provincial, local or foreign governmental requirements in effect as of the Closing Date relating to pollution, the protection of human health and the environment, or the discharge or Release of any Hazardous Substance into the environment.

            (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

            (h) "GAAP" means generally accepted accounting principles in the United States, consistently applied.

            (i) "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, in each case whether federal, state, county, provincial, local or foreign.

            (j) "Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

            (k) "Hazardous Substance" means petroleum, petroleum by-products, polychlorinated biphenyls and any other chemicals, materials, substances or wastes which are currently defined or regulated as "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "toxic air pollutants," "hazardous air pollutants," "pollutants," or "contaminants" under any Environmental Law.



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

            (l) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

            (m) "Income Tax" means any federal, state, county, provincial, local or foreign income, franchise, business profits or other similar Tax, any withholding or estimated Tax related thereto, any interest and penalties (civil or criminal) thereon or additions thereto, and any expenses incurred in connection with the determination, settlement or litigation of any Liabilities related to any such Tax.

            (n) "Intellectual Property" means any United States (i) patents, patent applications, patent disclosures and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and domain names, the goodwill associated therewith, and the registrations and applications for registration thereof, if any, and (iii) copyrights, and the registrations and applications for registration thereof, if any.

            (o) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

            (p) "IRS" means the United States Internal Revenue Service, and any successor agency thereto.

            (q) "Knowledge of the Sellers," "known to the Sellers" and phrases of similar import mean, with respect to any matter in question relating to a Seller, the knowledge of such matter by the named executives listed in Schedule 1.1(q) hereto with respect to such Seller, in each case as limited to matters relating to the telephone directory or directories set forth opposite each of their names and without obligation of inquiry.

            (r) "Law" means any federal, state, county, provincial, local or foreign statute, law, ordinance, regulation, rule, code or rule of common law.

            (s) "Liability" means any indebtedness, obligation and other liability with respect to the Business or the Purchased Assets (whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including, any fine, penalty, judgment, award or settlement respecting any judicial administrative or arbitration proceeding, damage, loss, claim or demand with respect to any Law.

            (t) "License" means any franchise, approval, permit, order, authorization, consent, license, registration or filing, certificate, variance and any other similar right obtained from or filed with any Governmental Authority.

            (u) "Material Adverse Effect" means any change or effect that is materially adverse to the assets, properties, operations, business, financial condition or results of operations of the Business, taken as a whole.


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

            (v) "Operative Agreements" means, collectively, (i) the Grant Deed(s), (ii) the Assignment of Real Property Lease, (iii) the Bills of Sale,
(iv) the Assignments and Assumptions, (v) the Assignments of Proprietary Rights, and (vi) the Escrow Agreement.

            (w) "Permitted Encumbrances" means (i) Encumbrances for mechanics' and materialmen's liens and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the business, (ii) Encumbrances for Taxes and other Liabilities not yet due and payable, (iii) Encumbrances arising out of, under or in connection with this Agreement, (iv) Encumbrances expressly reflected on the Latest Balance Sheet, (v) Encumbrances and imperfections of title the existence of which would not reasonably be expected to materially detract from the value of, materially interfere with, or otherwise materially adversely affect the use and enjoyment of the property subject thereto or affected thereby, consistent with past practice, and (vi) solely with respect to Owned Real Property, provided that the following are not violated by existing improvements in any material respect and do not prohibit or materially restrict the continued use and operation of such Owned Real Property for the same uses and operations as currently conducted, or grant any third party any option or right to acquire or lease a material portion thereof, (A) easements, rights of way and other similar restrictions which would be shown by a current title report, (B) conditions that may be shown by a current survey, title report or physical inspection, and (C) zoning, building and other similar restrictions imposed by applicable Law.

            (x) "Person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

            (y) "Proprietary Rights" means (i) Intellectual Property, (ii) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (iii) other proprietary rights, (iv) copies and tangible embodiments thereof (in whatever form or medium), and (v) licenses granting any rights with respect to any of the foregoing.

            (z) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

            (aa) "Subsidiary" means (unless otherwise indicated), with respect to a Person, any other Person in which such Person has a direct or indirect equity or other ownership interest in excess of fifty percent (50%).

            (bb) "Tax" means any federal, state, county, provincial, local or foreign income, gross receipts, sales, use, ad valorem, employment, severance, transfer, gains, profits, excise, franchise, property, capital stock, premium, minimum and alternative minimum or other taxes, fees, levies, duties, assessments or charges of any kind or nature whatsoever imposed by any Governmental Authority (whether payable directly or by withholding), together with any interest, penalties (civil or criminal), additions to, or additional amounts imposed by, any Governmental Authority with respect thereto, and any expenses incurred in connection with the determination, settlement or litigation of any Liability therefor.

            (cc) "Tax Return" means a report, return or other information required to be supplied to a Governmental Authority with respect to any Tax.

        1.2 Certain Additional Definitions. For all purposes of and under this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:


Term                                            Section
----                                            -------
Agreement                                       Preamble
Applicable Limitation Date                      9.1(a)
Asset Purchase                                  Preamble
Assignment of Lease                             3.2(a)
Assignments and Assumptions                     3.2(a)
Assignments of Proprietary Rights               3.2(a)
Assumed Liabilities                             2.2(b)
Benefit Plan(s)                                 4.10(a)
Bills of Sale                                   3.2(a)
Business                                        Preamble
Business Contract(s)                            2.1(b)
Business Employee(s)                            4.9
Business Insurance Policies                     4.16(a)
Business License(s)                             2.1(b)
Cash Payment                                    2.3(a)
Closing                                         3.1
Closing Balance Sheet                           2.3(b)
Closing Date                                    3.1
Closing Working Capital                         2.3(b)
Confidentiality Obligations                     6.3(a)
Deficiency                                      6.14(d)
Escrow Agent                                    3.3(c)
Escrow Agreement                                3.2(a)

Term                                            Section
----                                            -------
Estimated Closing Balance Sheet                 2.3(b)
Estimated Working Capital                       2.3(b)
Excluded Assets                                 2.1(c)
Excluded Liabilities                            2.2(c)
Financial Statements                            4.11(a)
Florida Holdings                                Preamble
401(k) Plan                                     4.10(b)
Gainesville Lease                               2.1(b)
Gainesville Site                                2.1(b)
Grant Deeds                                     3.2(a)
Houma                                           Preamble
Improvements                                    4.12(c)
Indemnified Party                               9.1(e)
Indemnifying Party                              9.1(e)
Independent Accountant                          2.3(b)
Joint Defense Proceeding                        9.1(e)
Lakeland                                        Preamble
Latest Balance Sheet                            4.11(a)
Latest Balance Sheet Date                       4.11(a)
Material Business Contract(s)                   4.7(a)
Material Business License(s)                    4.8
Noncompetition Period                           6.13(a)
Notice of Disagreement                          2.3(b)
NYTMS                                           Preamble
NYTMS Declaration of Trust                      4.1
Owned Real Property                             2.1(b)
Phase I Report                                  6.14(c)
Proceeding                                      9.1(e)
Purchase Price                                  2.3(a)
Purchased Assets                                2.1(b)
Purchaser                                       Preamble
Purchaser 401(k) Plan                           6.9(d)
Purchaser Indemnitees                           9.1(b)

Term                                            Section
----                                            -------
Real Property Escrow Amount                     3.3(a)
Real Property Permits                           4.12(d)
Restricted Activities                           6.13(a)
Seller Indemnitees                              9.1(d)
Seller(s)                                       Preamble
Sellers Articles of Incorporation               4.1
Sellers Bylaws                                  4.1
Short Term Agreement                            4.7(a)
Statement of Working Capital                    2.3(b)
Survey                                          6.14(b)
Target                                          2.3(b)
Termination Date                                8.1(b)
Title Commitment                                6.14(a)
Title Insurer                                   6.14(a)
Title Policy                                    6.14(a)
Transferred Employees                           6.9(a)
Transition Premises                             6.12(b)
Transition Facilities                           6.12(b)
Winterhaven Site                                2.1(b)
Working Capital                                 2.3(b)
Working Capital Escrow Amount                   3.3(a)



                                   ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

        2.1 Purchase and Sale of Purchased Assets.

            (a) Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing the Purchaser shall purchase from each Seller, and each Seller shall irrevocably sell, convey, transfer, assign and deliver to the Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of such Seller in and to the Purchased Assets.

            (b) Purchased Assets. For all purposes of and under this Agreement, the term "Purchased Assets" shall mean, refer to and include all of each Seller's right, title and interest in and to all of the following items, in each case used by such Seller solely in connection with the Business (other than Excluded Assets) and as in existence on the Closing Date:

                (i) all that parcel of real property situated in Winterhaven, Florida owned by Lakeland (the "Winterhaven Site"), as more fully described in
Schedule 2.1(b)(i) hereto (the "Owned Real Property"), and all of the rights arising out of the ownership thereof or appurtenant thereto, including all rights, privileges, grants and easements appurtenant to Lakeland's interest in the Owned Real Property, together with all buildings, structures, facilities, fixtures and other improvements thereto;

                (ii) the lease of real property situated in Gainesville, Florida (the "Gainesville Site"), as described in Schedule 2.1(b)(ii) as to which NYTMS is the lessee (the "Gainesville Lease"), together with any leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such lease;

                (iii) the equipment used exclusively in the operation of the Business and located at the Winterhaven Site or the Gainesville Site;

                (iv) all items of inventory pertaining exclusively to the operation of the Business, including all materials and supplies, all work in process and all finished product owned by any Seller as of the Closing Date;

                (v) all licenses, permits and authorizations issued by any Governmental Authority or private organization possessed by any Seller and required exclusively for the operation of the Business and/or use of the Purchased Assets (including the Material Business Licenses) and all rights thereunder (each a "Business License" and, collectively, the "Business Licenses") other than those listed on Schedule 2.1(c)(vii);

                (vi) all contracts, agreements, personal property leases and commitments to which any Seller is a party pertaining exclusively to the operation of the Business and/or use of the Purchased Assets, including, but not limited to pricing agreements, advertising agreements, distribution agreements, and purchase orders or purchase commitments (including the Material Business Contracts), and all rights thereunder (together with the Gainesville Lease, each a "Business Contract" and, collectively, "Business Contracts") other than those listed on Schedule 2.1(c)(vi);

                (vii) all sales support and promotional materials, advertising materials and production, sales and marketing files used exclusively for the operation of the Business;

                (viii) all current customer lists, supplier lists, production records and credit records, or similar records of all sales of the Business, and all other books and records maintained in connection with the operation of the Business (or, if not maintained exclusively for the Business, access thereto shall be provided);

                (ix) Proprietary Rights (including the Intellectual Property set forth in Schedule 2.1(b)(ix) hereto to the extent of Sellers' rights therein), goodwill associated therewith, rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the applicable Laws of all jurisdictions, in each case used exclusively for the operation of the Business, but not, in any event, any trademarks or trade names of any Seller or any of its Affiliates not used exclusively in connection with the Business, including "NYTRNG", "The Ledger", "The News-Sun", "Daily News", "Lake City Reporter", "Star Banner", "The Gainesville Sun", "Daily World", "The Courier", "The Daily Comet", "The New York Times" and "Times Company" or any of the trademarks identified on Schedule 2.1(c)(x) hereto or any of the URLs or domain names associated with the foregoing;

                (x) all tangible personal property of any Seller used exclusively for the operation of the Business (including the tangible personal property set forth on Schedule 2.1(b)(x) hereto) other than such tangible personal property used for the production of the Directory entitled The Source Book of Terrebonne, La Fourche, Assumption Parishes;

                (xi) all accounts, accounts receivable and notes receivable relating to the Business as of the Closing Date other than any such accounts or receivables due from any Affiliate of any Seller;

                (xii) all prepaid expenses and charges paid by any Seller prior to the Closing Date in respect of the Business and pertaining to periods after the Closing Date;

                (xiii) any and all refunds of Taxes relating exclusively to the Business other than refunds of Income Taxes; and

                (xiv) the centralized billing system (consisting of a server and related software) located at 300 West Lime Street, Lakeland, Florida 33815.

            (c) Excluded Assets. Notwithstanding anything to the contrary herein, no Seller shall contribute, convey, assign, or transfer to the Purchaser, and the Purchaser shall not acquire or have any rights to acquire, any assets (the "Excluded Assets") of any Seller other than those specifically set forth in Section 2.1(b). Without limiting the generality of the foregoing, unless specifically set forth in Section 2.1(b), the following shall constitute Excluded Assets:

                (i) all cash, cash equivalents and securities of each Seller;

                (ii) all bank and other depository accounts of each Seller;

                (iii) all corporate or organizational records and minute books of each Seller;

                (iv) refunds of Income Taxes and tax loss carryforwards;

                (v) all assets, whether real or personal, tangible or intangible, which are owned, used or held for use by any Seller to conduct any business operation or activity other than the Business;

                (vi) nontransferable Business Contracts listed in Schedule 2.1(c)(vi) hereto;

                (vii) nontransferable Business Licenses listed in Schedule 2.1(c)(vii) hereto;

                (viii) all tangible personal property used for the production of the Directory entitled The Source of Book Terrebonne, LaFourche, Assumption Parishes.

                (ix) all Business Insurance Policies or other insurance policies relating to the Business, any refunds paid or payable in connection with the cancellation or discontinuance of any insurance policies applicable to the Business, and any claims made under any such insurance policies;

                (x) the corporate trademarks or trade names of any Seller or any of its Affiliates not used exclusively in connection with the Business, including "NYTRNG", "The Ledger", "The News-Sun", "Daily News", "Lake City Reporter", "Star Banner", "The Gainesville Sun", "Daily World", "The Courier", "The Daily Comet", "The New York Times" and "Times Company" or any of the trademarks identified on Schedule 2.1(c)(x) or any of the URLs or domain names associated therewith; and

                (xi) all rights of each Seller under this Agreement, the Purchase Price hereunder, any agreement, certificate, instrument or other document executed and delivered by such Seller or the Purchaser in connection with the transactions contemplated hereby, or any side agreement between such Seller and the Purchaser entered into on or after the date of this Agreement.

        2.2 Assumption of Liabilities.

            (a) Assumption. Upon the terms and subject to the conditions set forth herein, at the Closing the Purchaser shall assume from each Seller (and thereafter pay, perform, discharge or otherwise satisfy in accordance with their respective terms), and each Seller shall irrevocably convey, transfer and assign to the Purchaser, all of the Assumed Liabilities (as defined below) of such Seller.

            (b) Assumed Liabilities. For all purposes of and under this Agreement, the term "Assumed Liabilities" shall mean, refer to and include only those Liabilities of each Seller identified below and no other Liabilities:

                (i) Liabilities under the Business Contracts of each Seller party thereto, to the extent such Business Contracts are transferable by such Seller to the Purchaser and are actually assigned;

                (ii) Liabilities under the Business Licenses held by each Seller, to the extent such Business Licenses are transferable by such Seller to the Purchaser and are actually assigned;

                (iii) Liabilities, including accounts payable, reflected in the Latest Balance Sheet and any additional Liabilities, including accounts payable, pertaining to the Business and incurred by any Seller after the Latest Balance Sheet Date and prior to the Closing Date in the ordinary course of business and not in breach of any of the representations, warranties or covenants of Sellers contained herein, to the extent not paid prior to the Closing Date; and

                (iv) Liabilities of the Sellers for any accrued but unpaid payroll, bonuses, vacation and sick time and Workers' Compensation Liabilities of all Transferred Employees to the extent such Liabilities are accrued on the Statement of Working Capital.

            (c) Excluded Liabilities. The Purchaser shall not assume any Liabilities other than "Assumed Liabilities" (such other Liabilities, the "Excluded Liabilities"). Without limiting the foregoing, Excluded Liabilities shall include specifically the following Liabilities:

                (i) Liabilities of the Sellers and their Affiliates related to compensation and employee benefit plans or arrangements applicable to Transferred Employees (and their covered dependents) with respect to periods prior to the Closing Date except to the extent that such Liabilities have been accrued on the Statement of Working Capital, including, without limitation, (i) all claims for medical and dental benefits that are covered and eligible for payment under the terms of Sellers' benefit plans and which are incurred prior to the Closing Date, (ii) short-term disability benefit payments for periods prior to the Closing Date, (iii) payment of premiums for insured coverages prior to the Closing Date, (iv) all claims for workers compensation benefits with respect to injuries incurred prior to the Closing Date and (v) severance benefits that such Transferred Employees are entitled to for a reason other than their termination by the Purchaser on or after the Closing Date.

                (ii) Liabilities for Taxes of each Seller or any of its Affiliates; and

                (iii) Liabilities of each Seller in respect of transaction costs payable by it pursuant to Section 6.8 hereof.

        2.3 Consideration for Purchased Assets.

            (a) Consideration. The purchase price (the "Purchase Price") for the Purchased Assets shall be (i) $16,000,000, subject to adjustment pursuant to
Section 2.3(b), in cash (the "Cash Payment"), and (ii) the assumption by the Purchaser of the Assumed Liabilities pursuant to Section 2.2 hereof.

            (b) Working Capital Adjustment.

                (i) For all purposes of and under this Agreement, the term "Working Capital" shall mean (A) the aggregate value of the Sellers' current assets included within the Purchased Assets, minus (B) the aggregate value of the Sellers' current liabilities included within the Assumed Liabilities, each calculated as of the Closing to the extent practicable in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements.

                (ii) Not more than five (5) Business Days, but in no event less than two (2) Business Days, before the Closing, Sellers shall in good faith prepare and deliver to the Purchaser an estimated combined unaudited balance sheet of the Business ("Estimated Closing Balance Sheet"), dated as of the day immediately preceding the Closing, setting forth the Sellers' estimate of the Working Capital. The Sellers will make available to the Purchaser all records and work papers used in preparing the Sellers' estimate of the Working Capital and the Purchaser shall notify the Sellers of any good faith disagreement with such calculation. If the Purchaser and the Sellers cannot agree as to an estimate of the Working Capital prior to the Closing, the estimate of the Working Capital will be deemed to be equal to the average of the Sellers' and the Purchaser's good faith determinations thereof. The Working Capital as finally estimated pursuant to this Section 2.3(b) is referred to herein as the "Estimated Working Capital." At the Closing, if the Estimated Working Capital is less than $4,000,000 (the "Target"), then the Purchase Price payable at the Closing will be decreased on a dollar for dollar basis by the amount of such deficiency, and if the Estimated Working Capital is greater than the Target, then the Purchase Price payable at the Closing will be increased on a dollar for dollar basis by the amount of such excess.

                (iii) As promptly as practicable, but in any event within sixty
(60) calendar days following the Closing, the Purchaser shall cause to be prepared and delivered to the Sellers an unaudited combined balance sheet of the Business (the "Closing Balance Sheet") and statement relating to the Business (the "Statement of Working Capital") setting forth the Working Capital as of the Closing (the "Closing Working Capital"). The Purchaser shall afford the Sellers and their agents and representatives reasonable access to all books, records and work papers used by the Purchaser to review the Closing Balance Sheet and the Statement of Working Capital.

                (iv) If the Sellers disagree in good faith with the Statement of Working Capital, then the Sellers shall notify the Purchaser in writing (the "Notice of Disagreement") of such disagreement within thirty (30) calendar days following delivery of the Closing Balance Sheet and the Statement of Working Capital. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement described therein. Thereafter, the Sellers and the Purchaser shall attempt in good faith to resolve and finally determine the amount of the Closing Working Capital. If the Sellers and the Purchaser are unable to resolve the disagreement within thirty (30) calendar days following delivery of the Notice of Disagreement, then the Sellers and the Purchaser shall select a mutually acceptable, nationally recognized independent accounting firm that does not then have a relationship with any Seller or the Purchaser, or any of their respective Affiliates (the "Independent Accountant"), to resolve the disagreement and make a determination with respect thereto as promptly as practicable; provided that if the Sellers and the Purchaser cannot agree, the Independent Accountant shall be selected by an accounting firm designated by the Purchaser and an accounting firm designated by the Sellers. Such determination will be made, and written notice thereof given to the Sellers and the Purchaser, within thirty (30) calendar days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the Sellers and the Purchaser. The scope of the Independent Accountant's engagement (which will not be an audit) shall be limited to the resolution of the disputed items described in the Notice of Disagreement, and the recalculation, if any, of the Closing Working Capital in light of such resolution. If an Independent Accountant is engaged pursuant to this Section 2.3(b)(iv), the fees and expenses of the Independent Accountant shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other hand. Within ten (10) calendar days after delivery of a notice of determination by the Independent Accountant as described above, any payment required by Section 2.3(b)(iii) hereof shall be made, based on such determination.

                (v) After the Closing Working Capital is finally determined pursuant to Sections 2.3(b)(iii) and (iv):

        (A) in the event that Estimated Working Capital is greater than the Closing Working Capital, the Sellers shall, within five (5) Business Days after the determination thereof, pay to the Purchaser an amount in cash equal to Estimated Working Capital minus the Closing Working Capital in the manner specified below; and

        (B) in the event that the Closing Working Capital is greater than the Estimated Working Capital, the Purchaser shall, within five (5) Business Days after the determination thereof, pay to the Sellers, an amount equal to the Closing Working Capital, minus the Estimated Working Capital by wire transfer of immediately available funds to an account designated by the Sellers.

Any amount payable to the Purchaser pursuant to this Section 2.3(b)(v) shall be made from the Working Capital Escrow Amount and, to the extent such funds are deficient, by wire transfer of immediately available funds by the Sellers to an account designated by the Purchaser. To the extent the amount payable to the Purchaser pursuant to this Section 2.3(b)(v) is less than the Working Capital Escrow Amount, the Escrow Agent shall be directed to disburse the excess to the Sellers. If no amount is required to be paid to the Purchaser by the Sellers pursuant to this Section 2.3(b)(v), the Escrow Agent shall be directed to disburse the Working Capital Escrow Amount to Sellers. Any amount payable by the Purchaser or the Sellers pursuant to this Section 2.3(b)(v) shall include simple interest thereon at the rate of 8% per annum, calculated on the basis of a 365-day year, from the Closing Date to the date of payment.

            (c) Allocation of Purchase Price. The consideration for the Purchased Assets provided herein shall be allocated among the various categories of Purchased Assets in accordance with their respective fair market values. The parties hereto shall use their reasonable efforts prior to Closing to reach agreement on a reasonable allocation of consideration to such categories of Purchased Assets. If the Purchaser and the Sellers reach such agreement, the Purchaser and the Sellers
(i) shall execute and file all Tax Returns in a manner consistent with the allocation determined pursuant to this Section 2.3(c) and (ii) shall not take any position before any Governmental Authority or in any judicial proceeding that is inconsistent with such allocation. Such agreement shall not be a condition to Closing. The Sellers and the Purchaser shall each timely file a Form 8594 with the IRS in accordance with the requirements of Section 1060 of the Internal Revenue Code. In the event that the parties do not agree to a purchase price allocation then each party hereto shall file its own Form 8594.

        2.4 Further Assurances. At and after the Closing, and without further consideration therefor, (i) each Seller shall execute and deliver to the Purchaser such further instruments and certificates of conveyance and transfer as the Purchaser may reasonably request in order to more effectively convey and transfer the Purchased Assets from such Seller to the Purchaser and to put the Purchaser in operational control of the Business, or for aiding, assisting, collecting and reducing to possession any of the Purchased Assets and exercising rights with respect thereto and (ii) the Purchaser shall execute, or shall arrange the execution of, and deliver to any Seller such further instruments and certificates of assumption, novation and release as such Seller may reasonably request in order to effectively make the Purchaser responsible for all Assumed Liabilities and release such Seller therefrom to the fullest extent permitted under applicable Law.

        2.5 Assignment of Business Contracts and Business Licenses. To the extent that transfer or assignment hereunder by any Seller to the Purchaser of any Business Contract or Business License is not permitted or is not permitted without the consent or approval of another Person, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent or approval is not given or if such an undertaking otherwise would constitute a breach thereof or cause a loss of benefits thereunder. Each Seller (and the Purchaser where required) shall use its commercially reasonable efforts to obtain any and all such third party consents or approvals under all Business Contracts to which it is a party and Business Licenses held by such Seller; provided, however, that neither any Seller nor the Purchaser shall be required to pay or incur any cost or expense to obtain any third party consent or approval that it is not otherwise required to pay or incur in accordance with the terms of the applicable Business Contract or Business License, except for usual legal fees and expenses. If any such third party consent or approval is not obtained before the Closing, each Seller shall cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser after the Closing the benefits intended to be assigned to the Purchaser under the applicable Business Contract, including enforcement at the cost and for the account of the Purchaser of any and all rights of such Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise; provided that the Purchaser shall undertake to pay or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent that the Purchaser would have been responsible therefor hereunder if such consent, waiver or approval had been obtained.

                                  ARTICLE III.
                                   THE CLOSING

        3.1 Time and Place. The consummation of the transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York time, on the date (the "Closing Date") which is the third (3rd) Business Day after satisfaction and fulfillment or, if permissible pursuant to the terms hereof, waiver of the conditions set forth in Article VII hereof, at the offices of The New York Times Company, 229 West 43rd Street, New York, New York 10036, unless another time, date or place is mutually agreed upon in writing by the Sellers and the Purchaser.

        3.2 Closing Deliveries of the Sellers. At the Closing, each Seller shall deliver, or cause to be delivered, to the Purchaser the following instruments, certificates and other documents, dated as of the Closing Date and executed or acknowledged (as applicable) on behalf of such Seller party thereto by a duly authorized officer thereof, in order to consummate the transactions contemplated hereby, including the transfer of the Purchased Assets to the Purchaser pursuant to Section 2.1 hereof:

            (a) Instruments of Transfer and Assignment.

                (i) A bargain and sale deed or deeds, as the case may be, to be delivered by Lakeland in substantially the form attached hereto as Exhibit A (the "Grant Deeds"), conveying fee simple title to all of the Owned Real Property;

                (ii) an Assignment of Lease to be delivered by NYTMS in substantially the form attached hereto as Exhibit B (the "Assignment of Lease") assigning the Gainesville Lease;

                (iii) a Bill of Sale to be delivered by each Seller substantially in the form attached hereto as Exhibit C (collectively, the "Bills of Sale");

                (iv) an Instrument of Assignment and Assumption to be delivered by each Seller substantially in the form attached hereto as Exhibit D (collectively, the "Assignments and Assumptions");

                (v) an Assignment of Proprietary Rights to be delivered by each Seller substantially in the form attached hereto as Exhibit E (collectively, the "Assignments of Proprietary Rights");

                (vi) an Escrow Agreement to be delivered by each Seller substantially in the form attached hereto as Exhibit F (the "Escrow Agreement");

                (vii) copies of all instruments, certificates, documents and other filings (if applicable) necessary to release the Purchased Assets from all Encumbrances other than

Permitted Encumbrances and those Encumbrances set forth in Schedule 4.5(a) hereto, all in a form reasonably satisfactory to counsel for the Purchaser; and

                (viii) copies of the waivers, consents and/or approvals listed in Schedules 4.3 and 4.4 hereto.

            (b) Closing Certificates.

                (i) An officer's certificate to be delivered by each Seller substantially in the form attached hereto as Exhibit G, which shall certify as to the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(b) hereof;

                (ii) a secretary's certificate to be delivered by each Seller substantially in the form attached hereto as Exhibit H; and

                (iii) a certificate of each Seller certifying as to its non-foreign status which complies with the requirements of Section 1445 of the Internal Revenue Code.

            (c) Legal Opinion. A legal opinion of Solomon B. Watson IV, Senior Vice President and General Counsel of The New York Times Company, substantially in the form attached hereto as Exhibit I.

        3.3 Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall make the payment and deliver, or cause to be delivered, to the Sellers the following instruments, certificates and other documents, dated as of the Closing Date and executed or acknowledged (as applicable) on behalf of the Purchaser by a duly authorized officer thereof, in order to pay for the Purchased Assets and effect the assumption of all Assumed Liabilities from the Sellers pursuant to
Section 2.2 hereof:

            (a) Cash Payment. An amount in cash equal to the Cash Payment minus $500,000 (the "Working Capital Escrow Amount") and $200,000 (the "Real Property Escrow Amount"), payable by wire transfer of immediately available funds to an account designated in writing by the Sellers at least two (2) Business Days prior to the Closing Date.

            (b) Instruments of Assumption.

                (i) The Assignments and Assumptions; and

                (ii) all other instruments and certificates of assumption, novation and release as any Seller may reasonably request in order to effectively make the Purchaser responsible for all Assumed Liabilities and release such Seller therefrom to the fullest extent permitted under applicable Law.

            (c) Escrow Agreement. The Escrow Agreement duly executed on behalf of the Purchaser, and the Purchaser shall have caused the Working Capital Escrow Amount and the

Real Property Escrow Amount to be deposited with the escrow agent under the Escrow Agreement (the "Escrow Agent") to be held in accordance with the Escrow Agreement.

            (d) Closing Certificates.

                (i) An officer's certificate substantially in the form attached hereto as Exhibit J, which shall certify as to the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b) hereof; and

                (ii) a secretary's certificate substantially in the form attached hereto as Exhibit K.

            (e) Legal Opinion. A legal opinion of Kirkland & Ellis, counsel for the Purchaser, substantially in the form attached hereto as Exhibit L.


                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller hereby represents and warrants (as to itself and not as to any other Seller) to the Purchaser as follows:

        4.1 Organization. Such Seller is a corporation or a business trust, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, with all requisite corporate or trust power and authority to own, operate or lease the Purchased Assets as now owned, operated or leased by it, and to conduct the Business substantially as presently conducted by it. Such Seller has made available to the Purchaser true and complete copies of its Certificate and Articles of Incorporation (the "Sellers Articles of Incorporation") and Bylaws (the "Sellers Bylaws"), or Declaration of Trust (the "NYTMS Declaration of Trust"), as the case may be, each as amended and in effect as of the date of this Agreement.

        4.2 Authority. Such Seller has all requisite corporate or trust power and authority to enter into and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and the Operative Agreements to which it is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or trust action on its part. This Agreement has been duly executed and delivered by such Seller. Assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by the Purchaser, this Agreement constitutes, and each of the Operative Agreements to which such Seller is a party (when so executed and delivered) will constitute, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.3 No Violation; Third Party Consents. Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 4.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule
4.4 hereto have been made, and except as set forth in Schedule 4.3 hereto, the execution and delivery by such Seller of this Agreement and the Operative Agreements to which it is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby, will not conflict with or violate, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any obligation or loss of any benefit under, result in the creation of any Encumbrance other than a Permitted Encumbrance on any of the Purchased Assets pursuant to, or require it to obtain any consent, waiver, approval or action of, make any filing with, or give any notice to any Person as a result or under, the terms and provisions of
(i) the Sellers Articles of Incorporation or the Sellers Bylaws (as to Lakeland, Florida Holdings or Houma), (ii) the NYTMS Declaration of Trust (as to NYTMS),
(iii) any Contract to which such Seller is a party or by which any of the Purchased Assets being sold by it are bound, or (iv) any Law applicable to such Seller or any of the Purchased Assets being sold by it, or any Governmental Order issued by a Governmental Authority by which such Seller or any of the Purchased Assets being sold by it is in any way bound or obligated, except, in the case of any Law under clause (iv) of this Section 4.3, as would not reasonably be expected to have a Material Adverse Effect.

        4.4 Government Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of such Seller in connection with the execution and delivery by such Seller of this Agreement and the Operative Agreements to which it is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated hereby and thereby, including the sale and transfer of the Purchased Assets being sold by such Seller to the Purchaser, except (i) any filing or approval that may be required under the HSR Act and as set forth in Schedule 4.4 hereto, and (ii) where the failure to obtain such consent, waiver, approval, order or authorization, or to make such registration, qualification, designation, declaration or filing, would not reasonably be expected, as of the date hereof, to have a Material Adverse Effect.

        4.5 Tangible Property. Schedule 2.1(b)(x) hereto contains a list of all tangible personal property (except for non-capitalized lease equipment) of such Seller included in the Purchased Assets that, individually, has a book value in excess of $1,000. The Purchased Assets include all property used regularly in or necessary to the conduct of the Business, as presently conducted, except with respect to the Directory entitled The Source Book of Terrebonne, La Fourche, Assumption Parishes which uses resources, including tangible personal property, provided by or owned by Houma which are Excluded Assets. Except as set forth in Schedule 4.5(a), as of the date hereof, such Seller is the sole and exclusive legal and equitable owner of all tangible property included by it in the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances. THE TANGIBLE PERSONAL PROPERTY BEING SOLD TO THE PURCHASER HEREUNDER IS BEING SOLD ON AN "AS-IS" BASIS AND SUCH SELLER HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES REGARDING THE FITNESS OR CONDITION OF SUCH TANGIBLE PERSONAL PROPERTY BEING SOLD BY IT, INCLUDING ANY WARRANTY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

        4.6 Intellectual Property and Proprietary Rights.

            (a) Schedule 2.1(b)(ix) hereto contains a list of all material Intellectual Property of such Seller used in connection with the Business as currently conducted by such Seller and each material item of Intellectual Property that any third party owns and that the Sellers use in connection with the Business pursuant to license, sublicense, agreement, or permission. With respect to each item of Intellectual Property owned by such Seller and required to be identified on such schedule: (i) the Sellers possess all right, title, and interest in and to the item, free and clear of any Liens, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

            (b) To its knowledge, as of the date hereof, such Seller owns or has a valid right to use all Intellectual Property required by such Seller to conduct the operations of the Business substantially as currently conducted by it, without infringing upon the rights of any other Person. To the knowledge of such Seller, as of the date hereof, no other Person is infringing upon its rights in or to any of its Intellectual Property set forth in Schedule 2.1(b)(ix) hereto, except as would not reasonably be expected, as of the date hereof, to have a Material Adverse Effect.

        4.7 Business Contracts.

            (a) Schedule 4.7(a) hereto contains a list of the following Business Contracts of such Seller included by it in the Purchased Assets and all Business Contracts that are material to the Business as currently conducted by it (each, a "Material Business Contract" and, collectively, the "Material Business Contracts"): (i) the Gainesville Lease (in the case of NYTMS); (ii) capital or operating leases or conditional sales agreements relating to any Purchased Assets (other than Short Term Agreements), in each case involving monthly payments in excess of $20,000; (iii) noncompetition or other agreements restricting the ability of such Seller to engage in the Business in any location; (iv) employment, consulting, separation, collective bargaining or other labor agreements; (v) agreements under which such Seller is obligated to indemnify, or entitled to indemnification from, any other Person, other than any agreement that requires indemnification solely in connection with or as a result of a breach of such agreement; and (vi) each other contract or agreement relating exclusively to the Business and/or any Purchased Assets and involving payments made to or by such Seller that exceeded in 1999, or is expected to exceed in 2000, $20,000. For all purposes of and under this Agreement, the term "Short Term Agreement" shall mean an agreement entered into by any Seller in the ordinary course of business that is terminable by such Seller party thereto upon ninety (90) days or less notice without penalty.

            (b) Such Seller has made available to the Purchaser a copy of each written Material Business Contract to which it is a party. Except as set forth in Schedule 4.7(b) hereto, as of the date hereof, (i) each Material Business Contract to which such Seller is a party represents a valid, binding and enforceable obligation of such Seller in accordance with the respective terms thereof and, to its knowledge, represents a valid, binding and enforceable obligation of each of the other parties thereto; and (ii) there exists no breach or default (or event that with notice or the lapse of time, or both, would constitute a breach or default) on the part of such Seller or, to its knowledge, on the part of any other party under any Material Business Contract.

        4.8 Business Licenses. Such Seller owns or possesses all right, title and interest in and to all Licenses which are necessary as of the date hereof for it to conduct the Business substantially as currently conducted by it (each, a "Material Business License" and, collectively, the "Material Business Licenses"). Schedule 4.8 hereto contains a list of all Material Business Licenses of such Seller included in the Purchased Assets. As of the date hereof, no loss or expiration of any such Material Business License is pending or, to the knowledge of such Seller, threatened, other than the expiration of any such Material Business License in accordance with the terms thereof which may be renewed in the ordinary course of business.

        4.9 Business Employees. Schedule 4.9 hereto lists all employees of such Seller who, as of the date of this Agreement, have employment duties primarily related to the Business, including (and designating as such) any such employee who is an inactive employee on paid or unpaid leave of absence, short-term disability or long-term disability, and indicating date of employment, current title and compensation. Each employee set forth in Schedule 4.9 hereto who remains employed by any Seller immediately prior to the Closing (whether actively or inactively), and each additional employee who is hired to work primarily in the Business following the date hereof and prior to the Closing in accordance with Section 6.9(b) hereof who remains employed by such Seller immediately prior to the Closing (whether actively or inactively), is referred to herein individually as a "Business Employee" and, collectively, as "Business Employees." Except as set forth on Schedule 4.9, the Sellers are not aware of and have not received notice that any Business Employee or group of Business Employees intends to leave the Business.

        4.10 Employee Benefit Plans.

            (a) Schedule 4.10(a) hereto lists each employment, bonus, incentive compensation, deferred compensation, pension, profit sharing retirement, stock purchase, stock option, stock ownership, equity (or equity-based), leave of absence, vacation, day or dependent care, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA (including any "employee benefit plan" within the meaning of Section 3(3) of ERISA), which such Seller or any of its Affiliates sponsors, maintains, has any obligation to contribute to, has Liability under or is otherwise a party to as of the date hereof, or which covers or otherwise provides benefits to any of such Seller's Business Employees or former Business Employees (or their dependents and beneficiaries) (with respect to their relationship with the Business) (each, a "Benefit Plan" and, collectively, the "Benefit Plans").

            (b) (i) Each of the Benefit Plans presently complies and has been operated in all material respects with its terms and all applicable Laws, including all tax rules for which favorable tax treatment is intended.

                (ii) Each Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code, has been determined by the IRS to be so qualified in form and, to the knowledge of such Seller, no circumstances have occurred that would adversely affect the ability of such Seller to rely on such determination as to the tax-qualified status of any such plan.

                (iii) With respect to The New York Times Companies Supplemental Retirement and Investment Plan (the "401(k) Plan"), copies of the applicable following documents have been made available upon request to the Purchaser: (A) the current plan document and related trust documents, and any amendments thereto; (B) Form 5500 and financial statements for the most recent plan year;
(C) the most recently issued IRS determination letter; and (D) summary plan description.

                (iv) No Transferred Employee participates in a "multiemployer plan" (as defined in Section 4001(1) of ERISA) and Sellers and their Affiliates have not incurred any withdrawal liability with respect to any multiemployer plan as of the date hereof.

            (c) All contributions, premiums or payments under or with respect to each Benefit Plan which are due on or before the Closing Date have been paid.

            (d) Each Seller has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than nondelinquent premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any Benefit Plan that each Seller or any other entity, that together with such Seller is treated as a single employer under Section 414(b) or (c) of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

        4.11 Financial Statements.

            (a) Attached as Schedule 4.11(a) hereto are true, correct and complete copies of the following financial statements (collectively, the "Financial Statements"): (i) the unaudited statement of assets and liabilities of the Business (the "Latest Balance Sheet") as of March 26, 2000 (the "Latest Balance Sheet Date"), and the unaudited statements of revenues and expenses for each telephone directory for 1999. The Financial Statements were prepared in accordance with generally accepted accounting principles (except for the absence of notes and certain other aspects of the format of the Financial Statements), consistently applied, derived from the books and records of the Business (which are accurate and complete in all material respects), and fairly present, in all material respects, the matters purported to be presented.

            (b) Except as set forth in Schedule 4.11 (b), there has been no change in the Business since the Latest Balance Sheet Date that has resulted in a Material Adverse Effect.

        4.12 Real Property.

            (a) Schedule 2.1(b)(i) describes the Winterhaven Site, which comprises all the Owned Real Property used by the Sellers in the Business. Except for the Gainesville Site (which is leased) and the Winterhaven Site, there is no real property leased, owned or occupied by the Sellers or used in the Business. With respect to the Winterhaven Site: (i) such parcel is free and clear of all Encumbrances, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such parcel; and (iii) to the Sellers' Knowledge, there are no outstanding actions or rights of first refusal to purchase such parcel (other than the right of the Purchaser pursuant to this Agreement), or any portion thereof or interest therein.

            (b) Current Use. The current use of the Winterhaven Site does not violate in any material respect any instrument of record or agreement affecting such real property. Sellers have not received notice of any violation of any covenant, condition, restriction, easement, agreement or order of any Governmental Authority having jurisdiction over the Winterhaven Site that affects such real property or the use or occupancy thereof.

            (c) Condition and Operation of Improvements. All buildings and all components of all buildings, structures and other improvements included within the Winterhaven Site (the "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in good condition and repair (normal wear and tear excepted) and adequate to operate such facilities as currently used.

            (d) Permits. All material certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Governmental Authorities having jurisdiction over the Winterhaven Site, required or appropriate to have been issued to Sellers to enable the Winterhaven Site to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Sellers have made available complete and correct copies of the Real Property Permits to the Purchaser. Sellers have not received or been informed by a third party of the receipt by it of any notice from any Governmental Authority having jurisdiction over the Winterhaven Site threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the Knowledge of Sellers, there is no basis for the issuance of any such notice or the taking of any such action.

            (e) Schedule 2.1(b)(ii) describes the Gainesville Site. NYTMS is party to the Gainesville Lease, which lease is in full force and effect and NYTMS has not received any outstanding notice of default from the landlord under such lease.

            (f) Risk of Loss. If prior to the Closing, any portion of the Winterhaven Site shall be taken or damaged or destroyed by fire or other casualty, the Purchaser shall not have the right to terminate this Agreement and the Purchase Price shall not be reduced, but Lakeland's rights to any award resulting from such taking or any insurance proceeds resulting from such fire or other casualty (less any sums expended by Lakeland for repair and restoration), shall be assigned by Lakeland to the Purchaser at the Closing. The respective rights of the Lakeland and the Purchaser in the event of a taking or damage or destruction shall be governed by this Section 4.12(f) and any provision of any law of the State of Florida or the State of New York applicable to the subject matter hereof, including Section 5-1311 of the General Obligations Law of the State of New York, shall not apply to this Agreement and is hereby waived.

        4.13 Litigation; Governmental Orders. Except as set forth in Schedule
4.13 hereto, there are no pending or, to the knowledge of such Seller (which for this purpose includes the office of the General Counsel of The New York Times Company), threatened Actions by any Person or Governmental Authority against or relating to such Seller with respect to the Business or, to the knowledge of such Seller, any of its current or former employees (in their capacity as such), or to which any of the Purchased Assets being sold by it are subject.

        4.14 Compliance with Laws. Except as set forth in Schedule 4.14 hereto, to the knowledge of such Seller (which for this purpose includes the office of the General Counsel of The New York Times Company), as of the date hereof such Seller is in compliance with, and such Seller has never received any claim or notice that it is not in compliance with, each material Law or Governmental Order applicable to the Business.

        4.15 Environmental Matters. Except as disclosed on Schedule 4.15:

            (a) Such Seller is in compliance with all Environmental Laws applicable to the Business as presently conducted by it, except for violations of such Environmental Laws that would not have a Material Adverse Effect.

            (b) Such Seller holds and is in compliance with all Licenses required under Environmental Laws applicable to the conduct of the Business as presently conducted by it, except for the absence of, or the noncompliance with, such Licenses that would not have a Material Adverse Effect.

            (c) Such Seller has not received any written notice of any Action by any Person or Governmental Authority alleging a violation of or Liability under any Environmental Law arising from the conduct of the Business by it, except in all such cases that would not have a Material Adverse Effect.

            (d) There has been no Release of any Hazardous Substance at the Winterhaven Site or the Gainesville Site or any real property previously owned, leased or operated by such Seller in respect of the Business that is in violation of or is reasonably likely to lead to any Liability arising under any Environmental Law, except for any such violations or Liability that would not have a Material Adverse Effect.

            (e) Such Seller has not transported or arranged for the treatment, storage, or disposal of any Hazardous Substances to any off-site location in connection with the Business that has resulted in a Liability to such Seller under applicable Environmental Laws, except for any such Liability that would not have a Material Adverse Effect.

        4.16 Insurance.

            (a) Such Seller or an Affiliate maintains insurance in respect of the Purchased Assets of such Seller and the Business, as conducted by it, covering such risks, in such amounts, with such terms and with such insurers as such Seller or such Affiliate has determined is appropriate in light of the Business and consistent with industry practice (such insurance, "Business Insurance Policies").

            (b) All of the Business Insurance Policies are in full force and effect. Such Seller is not in default with respect to any material provision contained in any such Business Insurance Policy held by or on behalf of such Seller. Such Seller has not received any notice of cancellation or non-renewal of any such Business Insurance Policy.

        4.17 Transactions with Affiliates. Except as set forth in Schedule 4.17 hereto, no shareholder, officer, director or employee of such Seller or any of its Affiliates, or any immediate family member of any of the foregoing, has (a) borrowed money from, or loaned money to, the Business which remains outstanding,
(b) any interest in any of the Purchased Assets, or (c) entered into any transaction with any Seller in connection with the Business.

        4.18 Taxes. With respect to Taxes, other than Income Taxes, relating primarily to the Business, such Seller has filed or will have filed on a timely basis all material Tax Returns in connection with any such federal, state or local Tax required to be filed by it, and such Seller has or will have timely paid all such Taxes shown thereon to be due. None of the Purchased Assets is subject to any lien in favor of the United States pursuant to Section 6321 of the Internal Revenue Code for nonpayment of federal Taxes, or any lien in favor of any state or locality pursuant to any comparable provision of state or local law, under which transferee liability might be imposed upon the Purchaser as a buyer of such Purchased Assets pursuant to Section 6323 of the Internal Revenue Code or any comparable provision of state or local law.

        4.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by such Seller directly with the Purchaser without the intervention of any Person on behalf of such Seller in such manner as to give rise to any valid claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.

        4.20 Disclosure. Neither this Agreement nor any of the exhibits or schedules hereto, contains any untrue statement by any Seller of a material fact. There is no fact which the Sellers have not disclosed to the Purchaser in writing and of which any Seller has knowledge and which has had or would reasonably be expected to have a Material Adverse Effect.

        4.21 Closing Date. All of the representations and warranties made by the Sellers contained in this Article IV and elsewhere in the Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by the Sellers to the Purchaser shall be true and correct on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to the Purchaser by Sellers prior to the Closing. Prior to the Closing Date, but subject to Section 6.11, each Seller shall notify the Purchaser of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof and may or supplement the disclosure schedules attached hereto to reflect such information.


                                   ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Sellers as follows:

        5.1 Organization. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

        5.2 Authority. The Purchaser has all requisite limited liability company power and authority to enter into and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby, and to assume and perform the Assumed Liabilities. The execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the assumption and performance of the Assumed Liabilities, have been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement has been, and the Operative Agreements to which the Purchaser is a party shall be, duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by each Seller, this Agreement constitutes, and each of the Operative Agreements to which the Purchaser is a party (when so executed and delivered) will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3 No Violation; Third Party Consents. Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 5.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule
5.4 hereto have been made, and except as set forth in Schedule 5.3 hereto, the execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the assumption and performance of the Assumed Liabilities, will not conflict with or violate, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any obligation or loss of any benefit under, result in the creation of any Encumbrance other than a Permitted Encumbrance on any of the assets or properties of the Purchaser pursuant to, or require the Purchaser to obtain any consent, waiver, approval or action of, make any filing with, or give any notice to any Person as a result or under, the terms or provisions of (i) the organizational documents of the Purchaser, (ii) any Contract to which the Purchaser is a party or is bound, or (iii) any Law applicable to the Purchaser, or any Governmental Order issued by a Governmental Authority by which the Purchaser is in any way bound or obligated, except, in the case of and Law under clause (iii) of this Section 5.3, as would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

        5.4 Governmental Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, the assumption and performance of the Assumed Liabilities, except (i) as set forth in Schedule 5.4 hereto, and (ii) where the failure to obtain such consent, waiver, approval, order or authorization, or to make such registration, qualification, designation, declaration or filing, would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement, the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

        5.5 Litigation. Except as set forth in Schedule 5.5 hereto, there are no pending or, to the knowledge of the Purchaser, threatened Actions by any Person or Governmental Authority against or relating to the Purchaser (or any Affiliate of the Purchaser) or by which the Purchaser or its assets or properties are or may be bound which, if adversely determined, would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

        5.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Sellers without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

        5.7 Financing. The Purchaser has sufficient funds, or has obtained binding, written commitments, satisfactory to the Sellers, from responsible banks and/or other financial institutions to provide any required financing (copies of which have been provided to the Sellers), in an aggregate amount necessary to pay the Cash Payment and to perform the Assumed Liabilities and to consummate all of the other transactions contemplated by this Agreement.

        5.8 Closing Date. All of the representations and warranties made by the Purchaser contained in this Article V and elsewhere in the Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by the Purchaser to the Sellers shall be true and correct on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to the Sellers by the Purchaser prior to the Closing. Prior to the Closing Date, but subject to Section 6.11, the Purchaser shall notify the Sellers of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof and may or supplement the disclosure schedules attached hereto to reflect such information.

                                   ARTICLE VI.
                            COVENANTS AND AGREEMENTS

        6.1 Conduct of Business.

            (a) At all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 8.1 hereof, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and except as otherwise set forth in Schedule 6.1 hereto, each Seller shall (a) conduct the operations of the Business only in the ordinary course of business and consistent with its past practices, (b) use commercially reasonable efforts to preserve intact the goodwill of the Business and the current relationships of such Seller with its officers, employees, customers, suppliers and others with significant and recurring business dealings with the Business, (c) use commercially reasonable efforts to maintain in effect all Business Insurance Policies and all Business Licenses held by or on behalf of such Seller that are necessary to carry on the Business in the manner conducted by it as of the date hereof, (d) maintain the books of account and records of the Business as conducted by it in the usual, regular and ordinary manner and consistent with its past practices, and (e) not knowingly take any action that would result in a breach of or inaccuracy in (in each case as of the Closing) any of the representations and warranties of such Seller contained in Article IV hereof.

            (b) Notwithstanding anything to the contrary set forth in this
Section 6.1 or elsewhere in this Agreement, each Seller shall be permitted, without obtaining the consent or other approval of the Purchaser, to enter into, perform its obligations under, and consummate the transactions contemplated by, any existing or new agreements or other arrangements pursuant to which such Seller shall sell, transfer or otherwise dispose of any of its assets other than the Purchased Assets, it being expressly acknowledged and agreed by each of the parties hereto that the foregoing shall include the right to distribute the proceeds from any such sale, transfer or other disposition to the shareholders of such Seller without obtaining the consent or other approval of the Purchaser.

        6.2 Access and Information. Subject to the terms of Section 6.3, at all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 8.1 hereof, each Seller shall permit the Purchaser and its authorized agents and representatives to have reasonable access, upon reasonable notice and during normal business hours, to all of its Business Employees, the Purchased Assets and all of its relevant books, records and documents of or relating to the Business and the Purchased Assets, and shall furnish to the Purchaser such information and data, financial records and other documents in its possession relating to the Business and the Purchased Assets as the Purchaser may reasonably request. Each Seller shall permit the Purchaser and its agents and representatives reasonable access to its accountants for reasonable consultation or verification of any information obtained by the Purchaser during the course of any investigation conducted pursuant to this Section 6.2.

        6.3 Confidentiality.

            (a) (i) If the transactions hereunder are not consummated, the Purchaser and its Affiliates shall keep confidential all information regarding the Business which is or has been furnished to the Purchaser or its directors, officers, employees, representatives, advisors or Affiliates by or on behalf of the Sellers and (ii) whether or not the transactions hereunder are consummated, the Sellers shall keep confidential all information regarding the Purchaser's business which is or has been furnished to the Sellers, or any of their shareholders, partners, directors, officers, employees, representatives, advisers or Affiliates by or on behalf of the Purchaser. In the event the transactions contemplated by this Agreement are not consummated, the Parties shall return (or certify the destruction of) all materials in their possession containing confidential information belonging to another party and shall not use any such information for any purpose whatsoever. The foregoing notwithstanding, none of the provisions in this Section 6.3 shall apply to any information which
(x) is already in a party's possession (provided that such information is not subject to another confidentiality agreement with or other legal or fiduciary obligation of secrecy to the party to which the information relates (such agreements and obligations being referred to as "Confidentiality Obligations"));
(y) becomes generally available to the public other than as a result of any breach of this Section 6.3 or a Confidentiality Obligation; or (z) becomes available to a party on a non-confidential basis from a source other than the party to which the information relates (provided that such source is not bound by a Confidentiality Obligation with, or other legal or fiduciary obligation of, secrecy to the party to which the information relates).

            (b) In the event any party hereto is required to disclose any confidential information pursuant to applicable Law, such party shall promptly notify each other party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other party to preserve the confidentiality of such information consistent with applicable Law.

        6.4 Further Actions.

            (a) Upon the terms and subject to the conditions set forth in this Agreement (including the terms of Section 6.4(b) hereof), each Seller and the Purchaser shall each use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby, including, without limitation: (i) obtaining all necessary Licenses, actions or nonactions, waivers, consents or approvals (subject to the proviso in Section 2.5), authorizations, qualifications and other orders of any Governmental Authorities with competent jurisdiction over the transactions contemplated hereby, (ii) obtaining all necessary consents, approvals or waivers from third parties (subject to the proviso in Section 2.5),
(iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have vacated or reversed any stay or temporary restraining order entered by any Governmental

Authority prohibiting or otherwise restraining the consummation of the transactions contemplated hereby, and (iv) executing and delivering any additional instruments, certificates and other documents necessary or advisable to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.

            (b) Without limiting the generality of the foregoing, each Seller and the Purchaser hereby agree to provide promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable antitrust laws all information and documents requested by any such Governmental Authorities or necessary, proper or advisable to permit consummation of the transactions contemplated hereby, and to file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof. Each Seller and the Purchaser shall each thereafter use its respective commercially reasonable efforts to complete as soon as practicable its compliance with any requests for additional information or documentary material that may be made under the HSR Act. The Purchaser and each Seller hereby further agree to use their respective commercially reasonable efforts to (i) obtain any governmental clearances required for consummation of the transactions contemplated hereby (subject to the proviso in Section 2.5), (ii) respond to any government request for information, (iii) contest and resist any action, including any legislative, administrative or judicial action, and have vacated, lifted, reversed or overturned, any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated hereby, including by using all legal efforts to vigorously pursue all available avenues of administrative and judicial appeal and all available legislative action, and (iv) in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prohibit, prevent, delay or otherwise restrain the consummation of the transactions contemplated hereby, to contest the same in order to have the relevant Governmental Authorities vacate, modify or suspend such injunction or order so as to permit the consummation of the transactions contemplated hereby prior to the Termination Date.

        6.5 Fulfillment of Conditions by the Sellers. No Seller shall knowingly take or cause to be taken, or knowingly fail to take or cause to be taken, any action that would cause the conditions to the obligations of any Seller or the Purchaser to consummate the transactions contemplated hereby to not be satisfied or fulfilled at or prior to the Closing.

        6.6 Fulfillment of Conditions by the Purchaser. The Purchaser shall not knowingly take or cause to be taken, or knowingly fail to take or cause to be taken, any action that would cause the conditions to the obligations of any Seller or the Purchaser to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled at or prior to Closing.

        6.7 Publicity. The Sellers, on the one hand, and the Purchaser, on the other, shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither the Sellers nor the Purchaser shall issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the consent of the other parties hereto, except as otherwise required by applicable Law or the rules of any applicable stock exchange, but in any event only after giving the other parties hereto a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements.

        6.8 Transaction Costs. The Purchaser and the Sellers shall each pay one-half of any HSR filing fee. The Purchaser shall pay all other transaction costs and expenses (including legal, accounting and other professional fees and expenses) that it incurs in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. The Sellers shall pay all transaction costs and expenses (including legal, accounting and other professional fees and expenses) that they incur in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. Except as otherwise provided in Section 6.14, the Sellers and the Purchaser shall each pay one-half of any and all transfer Taxes (including stock transfer, sales, use and deed Taxes) and the fees and costs of recording or filing all applicable conveyancing instruments associated with the transfer of the Purchased Assets from the Sellers to the Purchaser pursuant to this Agreement. Each Seller and the Purchaser shall cooperate in the preparation, execution and filing of all Tax Returns regarding any transfer Taxes which become payable as a result of the transfer of the Purchased Assets from such Seller to the Purchaser pursuant to this Agreement and/or shall cooperate to seek an available exemption from such Taxes.

        6.9 Employees and Employee Benefit Matters.

            (a) The Purchaser shall offer employment as of the Closing Date to all Business Employees. As of the Closing Date, the Purchaser shall employ each Business Employee who accepts the Purchaser's offer of employment ("Transferred Employees") at a compensation level (including salary, bonuses and commissions) substantially equivalent to what such Business Employee received immediately before the execution hereof until at least December 31, 2001. The Purchaser shall provide each Transferred Employee credit for years of service with the Sellers (or their Affiliates) prior to the Closing for the purpose of eligibility and vesting under the Purchaser's health, vacation, severance, sick leave and other employee benefit plans and policies (including, without limitation the Purchaser 401(k) Plan).

            (b) Without limiting the scope of Section 6.9(a), the Purchaser shall cause each Transferred Employee (and his or her eligible dependents) who is covered under the Sellers' group health plan to be covered immediately following the Closing, until at least December 31, 2001, by a group health plan that provides health benefits (within the meaning of Section 5000(b)(1) of the Internal Revenue Code) provided that such group health plan (i) does not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Employee or their dependents and (ii) provides each Transferred Employee full credit for the year during which the Closing occurs, with any deductible already incurred by the Transferred Employee and his or her dependents under such group health plan and with any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of such group health plan. Workers' Compensation benefits for any Transferred Employee shall be the responsibility of the

Sellers (or their Affiliates) if the injury occurred prior to the Closing Date, and otherwise shall be the responsibility of the Purchaser.

            (c) If any Transferred Employee is eligible to take any accrued but unused vacation time pursuant to the vacation policy applicable to such Transferred Employee immediately prior to Closing, the Purchaser shall allow such Transferred Employee to use such accrued vacation to the extent that such accrued vacation is accrued on the Statement of Working Capital.

            (d) Effective as of the Closing Date, the Purchaser shall establish, or shall extend coverage to each Transferred Employee under, a defined contribution individual account plan (the "Purchaser 401(k) Plan") qualified pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code to the extent the Transferred Employee has satisfied the requirements for participation therein.

            (e) As soon as practicable after the Closing Date, the Sellers (or their Affiliates) shall cause the trustee of the 401(k) Plan to allow Transferred Employees to take distributions of their full vested account balances, if such employees elect to do so. The Purchaser shall permit the Transferred Employees to roll over, on a timely basis, such distributions in the form of cash into the Purchaser 401(k) Plan's trust.

            (f) The Sellers (or their Affiliates) shall cause the administrator of the 401(k) Plan, and the Purchaser shall cause the administrator of the Purchaser 401(k) Plan, to timely make such filings as are required under ERISA, the Internal Revenue Code or any applicable Laws with respect to the transfer of account balances, assets or Liabilities described in this Section 6.9, including any required filings on Form 5310-A.

        6.10 Retention of and Access to Records. From and after the Closing, for a period of six (6) years the Purchaser shall preserve all books and records transferred by the Sellers to the Purchaser pursuant to this Agreement. Upon the expiration of such six (6) year period, the Purchaser shall provide the Sellers a reasonable opportunity to obtain copies, at the Sellers' expense, of any of such books and records. As soon as practicable following the Closing, the Purchaser shall deliver to each Seller such financial information relating to the Business in sufficient detail as may be necessary to enable such Seller to prepare its financial statements and all Tax Returns of such Seller relating to periods ending on or prior to the Closing Date. In addition to the foregoing, from and after the Closing, the Purchaser shall afford to each Seller, and its counsel, accountants and other authorized agents and representatives, during normal business hours, reasonable access to the employees, books, records and other data relating to the Purchased Assets, the Excluded Assets, the Assumed Liabilities, the Transferred Employees and the Excluded Liabilities in its possession with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any such party or Person, or its Affiliates, (b) for the preparation of Tax Returns and audits, and (c) for any other reasonable business purpose.

        6.11 Notification of Certain Matters. In the event that the Purchaser becomes aware on or prior to the Closing Date of any breach of any representation or warranty of any Seller that but for this Section 6.11 would entitle the Purchaser to not consummate the Closing (whether due to facts or events occurring subsequent to the execution of this Agreement or facts or events that existed on the date hereof but which are not within the knowledge of the Sellers at the time this Agreement was signed), Purchaser shall promptly notify the Sellers in writing, and, to the extent such breach is not cured by the Sellers on or prior to the Closing Date, (x) to the extent the aggregate cost of remedying such breach is less than or equal to $250,000, in the good faith estimate of the Purchaser, the Purchaser shall consummate the Closing with a reduction of the Cash Payment by the amount of such good faith estimate; or
(y) if the cost of remedying such breach, non-performance or non-compliance exceeds $250,000, the Purchaser may terminate this Agreement in accordance with
Section 8.1 hereof; or (z) if, in the good faith opinion of the Purchaser, such breach is not reasonably subject to meaningful quantification, the Purchaser may terminate this Agreement in accordance with Section 8.1. In any case, notwithstanding anything in this Agreement to the contrary, whether the Purchaser terminates this Agreement or proceeds to consummate the Closing, the Purchaser shall be deemed to have waived any and all rights, remedies or other recourse against the Sellers to which the Purchaser might otherwise be entitled in respect of such breach.

        6.12 Transition Facilities.

            (a) The Purchaser acknowledges that the Business currently receives from the Sellers and their Affiliates certain administrative and corporate services and benefits, including the following: computer and information processing services; finance, accounting and payroll services; facilities management services; treasury services (including banking, insurance, administration, taxation and internal audit); general administrative services; executive and management services; legal services; and human resources services. The Purchaser further acknowledges that, except as otherwise expressly provided in this Section 6.12, all such services and benefits shall cease, and any agreement in respect thereof shall terminate with respect to the Business as of the Closing Date.

            (b) In order to allow the Purchaser to make suitable alternative arrangements, for a period of up to six months following the Closing, at the Purchaser's option, Houma shall use its commercially reasonable efforts to provide the Purchaser with the office space identified and described in Schedule 6.12(b) hereto (the "Transition Premises") together with the non-exclusive right to use the common premises generally available to employees at such premises, including the lobby, elevators, reception areas, cafeteria, bathrooms and other similar facilities. Houma shall make available to the Purchaser the use of desks, chairs, telephones, photocopiers and the furnishings located in the Transition Premises from time to time during such period. The Transition Premises shall be used by the Purchaser for purposes of conducting the Business only, provided such use does not unreasonably interfere with the use of the Transition Premises by the Sellers, their Affiliates or their successors. The Transition Premises shall be available to the Purchaser during the six-month period free of rent, operating expenses or taxes except that the Purchaser shall be responsible for its personal office expenses, including any additional telephone instruments the Purchaser elects to obtain, telephone line and toll charges, photocopying services, secretarial and messenger services, the costs of stationery and office supplies and any above-standard cleaning services or overtime use of building standard services (including heating, ventilation, air conditioning, hot and cold water and electricity) incurred by Houma with respect to use of the Transition Premises by or on behalf of the Purchaser or any of its employees or agents. The Purchaser shall pay directly or reimburse Houma for the foregoing as determined by Houma from time to time. The Purchaser may not assign, transfer or sublet the Transition Premises. Upon or prior to the termination of the aforementioned six-month period, the Purchaser shall remove any of its personal property from and surrender the Transition Premises to Houma in good order and condition, ordinary wear and tear excepted. If any such property of the Purchaser is not removed on or before such time, Houma may (i) remove and dispose of the same at the Purchaser's expense and (ii) charge the Purchaser a reasonable fee for services provided by or on behalf of Houma to vacate the Purchaser from the Transition Premises. The office space and related services, if any, to be made available to the Purchaser as described in this
Section 6.12(b) are referred to herein as the "Transition Facilities").

            (c) The obligations of the Sellers under this Section 6.12 shall not
(i) require them to pay any amounts in excess of those currently paid or incurred by the Sellers for the Transition Facilities or incur any costs and
(ii) render the Sellers liable for any failure of any Transition Facilities to be delivered to the Purchaser. The Transition Facilities shall be generally provided, to the extent practicable, in a manner consistent with the manner in which they were provided to the Business prior to the Closing.

            (d) The obligation of the Sellers to provide the Transition Facilities under this Section 6.12 shall be suspended with respect to any specified Transition Facilities during the period and to the extent that any Seller is prevented or hindered from providing such Transition Facilities by any Law or Governmental Order, whether domestic or foreign, or by any cause beyond the control of such Seller, including acts of God, strikes, lockouts and other labor and industrial disputes and disturbances, civil disturbances, accidents, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation or the refusal of any third party supplying Transition Facilities to allow the Transition Facilities to be provided to the Business following the Closing. In such event, such Seller shall give notice of suspension as soon as reasonably practicable to the Purchaser stating the date and extent of such suspension and the cause thereof, and such Seller shall resume the performance of its obligations under this Section 6.12 as soon as reasonably practicable after the removal of the cause and such Seller shall so notify the Purchaser. Such a suspension shall not have the effect of extending the respective periods of time for which the Transition Facilities shall be provided by such Seller.

            (e) The Sellers shall not have any duties or responsibilities pursuant to this Section 6.12 other than those specifically set forth in this
Section 6.12 and no implied obligations shall be read into this Section 6.12. Neither any Seller, nor any of its officers, directors, employees, agents, representatives, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or such Person under or in connection with this Section 6.12.

            (f) The Purchaser may terminate or partially limit any Transition Facilities being provided to the Business at any time, in its sole discretion, upon 30 days prior written notice to the Sellers.

            (g) The Purchaser shall indemnify the Sellers and their Affiliates, officers, directors, employees and representatives against and hold them harmless from and reimburse them for any and all losses, damages, Liabilities, obligations, costs and expenses, including fees and disbursements of counsel, sustained or incurred by any such Person as a result of or arising out of the provision of the Transition Facilities to the Purchaser under this Section 6.12.

            (h) Nothing in this Section 6.12 or elsewhere in this Agreement shall preclude any Seller from assigning its obligations hereunder, and upon any such assignment the terms and provisions of this Section 6.12 shall apply to any successor or assignor of such Seller.

        6.13 Non-Competition.

            (a) As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, for a period of five (5) years following the Closing Date (the "Noncompetition Period"), neither any Seller nor any of its successors (but not any non-Affiliate purchaser of any Seller's other business) or Affiliates will, directly or indirectly, either for itself or for any partnership, individual corporation, joint venture or any other entity participate in any business (including any division, group or franchise of a larger organization) which engages in or proposes to engage in the sale, distribution, production or printing of telephone directory "yellow pages" in any county of Florida and Louisiana (the "Restricted Activities"). For purposes of this Agreement, the term "participate in" shall include having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the foregoing, the conduct by the Sellers and their Affiliates of their newspaper, broadcasting, magazine and Internet businesses in the ordinary course, including running advertisements and offering Internet-based directory services, shall not constitute Restricted Activities.

            (b) The Sellers agree that the Purchaser would suffer irreparable harm from a breach by such party of any of the covenants or agreements contained in this Section 6.13. Accordingly, in the event of an alleged or threatened breach by any Seller or any of its Affiliates of any of the provisions of this
Section 6.13, the Purchaser or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof equal to the length of the violation of this Section 6.13.

            (c) If, at the time of enforcement of this Section 6.13, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. The Sellers agree that the restrictions contained in this Section 6.13 are reasonable.

            (d) Until the second anniversary of the Closing Date, no Seller nor any of its Affiliates shall, without the Purchaser's prior consent, (i) induce or attempt to induce any employee of the Purchaser to leave the employ of the Purchaser, or in any way interfere with the relationship between the Purchaser and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Purchaser at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Purchaser to cease doing business with the Purchaser, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Purchaser (including, without limitation, making any negative statements or communications concerning the Purchaser).

            (e) Each party agrees that the covenants made in this Section 6.13 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

        6.14 Conditions to Release of the Real Property Escrow Amount.

            (a) Title Insurance. The Purchaser shall obtain, at the Purchaser's own cost and expense, a commitment for an ALTA Owners Policy of Title Insurance, Form B-1970, for the Owned Real Property (the "Title Commitment"), issued by a title insurer satisfactory to the Purchaser (the "Title Insurer"), in such amount as the Purchaser determines to be the fair market value (including all improvements thereon) of the Owned Real Property, insuring the Purchaser's interest in such parcel as of Closing, subject only to the Permitted Encumbrances. The Sellers shall deliver at the time of delivery of the Title Commitment copies of all documents of record referred to therein which are in the Sellers' possession and which have not been previously delivered to the Purchaser by the Sellers. The Purchaser will obtain a title insurance policy ("Title Policy"), from the Title Insurer based upon the Title Commitment. The Sellers will deliver to the Title Insurer all reasonable and customary affidavits, undertakings and other title clearance documents reasonably necessary to issue the Title Policy and endorsements thereto, provided the same do not increase the Liabilities or obligations of the Sellers under this Agreement. The Title Policy will be dated as of the date of Closing and (a) insure title to the Owned Real Property and all recorded easements benefitting such parcel, subject only to Permitted Encumbrances, (b) contain (subject to the availability of the Survey described in subsection 6.14(b) below) an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel, (d) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (e) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another and (f) contain a tax number endorsement.

            (b) Survey. The Sellers shall procure, at their own cost and expense, and shall deliver to the Purchaser, a current survey of the Owned Real Property, prepared by a licensed surveyor, reasonably satisfactory to the Purchaser, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys ("Survey"), and certified to the Purchaser, the Purchaser's lender and the Title Insurer, within thirty (30) days of the Closing Date. The Survey shall disclose the location of all Improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. The Survey shall not disclose any material encroachment from or onto any of the Owned Real Property which has not been cured or insured over.

            (c) Phase I. The Sellers shall procure, at their own cost and expense, an environmental Phase I report (the "Phase I Report"), prepared by a firm reasonably acceptable to the Purchaser, the results of which do not (based upon such firm's determination) indicate the legal requirement of an expenditure in excess of the lesser of $100,000 or the amount by which $100,000 exceeds the amount by which the Cash Payment was reduced at the Closing pursuant to Section
6.11 of this Agreement.

            (d) Real Property Documents. The Title Policy, the Survey and the Phase I Report are collectively referred to as the "Real Property Documents". In the event that any Real Property Documents are not delivered within 100 calendar days of Closing or that upon receipt of any of the Real Property Documents, such documents do not conform, in any material respect, to the description thereof set forth above (a "Deficiency"), the Purchaser shall notify the Sellers in writing. To the extent such Real Property Documents can be obtained or such Deficiency can be corrected by the expenditure of funds, the Purchaser shall be entitled to draw funds from the Real Property Escrow Amount in such amount as reasonably necessary to obtain such Real Property Documents or to correct such Deficiency. In the event the Real Property Documents cannot be obtained or the Deficiencies cannot be corrected by the expenditure of the funds in the Real Property Escrow Amount, the Purchaser shall be entitled to draw the entire Real Property Escrow Amount and retain such funds. Notwithstanding the foregoing, the Real Property Escrow Amount shall not be used to pay for the Title Commitment or the Title Policy. The Purchaser's sole remedy in respect to any Deficiency shall be as set forth in this Section 6.14(d).

                                  ARTICLE VII.
                               CLOSING CONDITIONS

        7.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

            (a) All representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects as of such specified date only).

            (b) Each Seller shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

            (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

            (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

            (e) Each Seller shall have delivered to the Purchaser all of the certificates, instruments and other documents required to be delivered by it at or prior to the Closing pursuant to Section 3.2 hereof.

            (f) The Escrow Agent and the Sellers shall have executed and delivered the Escrow Agreement.

            (g) The New York Times Company shall have executed and delivered to the Purchaser a letter agreement undertaking to be bound by the same restrictions as are imposed on the Sellers pursuant to Section 6.13 of this Agreement.

        7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Sellers in writing:

            (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects as of such specified date only).

            (b) The Purchaser shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

            (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

            (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

            (e) The Purchaser shall have delivered to the Sellers the Cash Payment and all of the certificates, instruments and other documents required to be delivered by the Purchaser at or prior to the Closing pursuant to Section 3.3 hereof.

            (f) The Sellers shall be satisfied as to the ability of the Purchaser to perform the Assumed Liabilities.

            (g) The Escrow Agent and the Purchaser shall have executed and delivered the Escrow Agreement, and the Purchaser shall have deposited the Working Capital Escrow Amount and the Real Property Escrow Amount with the Escrow Agent pursuant to the terms of the Escrow Agreement.


                                  ARTICLE VIII.
                                   TERMINATION

        8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned:

            (a) by either the Sellers, on the one hand, or the Purchaser, on the other hand, at any time prior to the Closing with the mutual written consent of the other;

            (b) unless the Closing has not occurred as a result of a breach of this Agreement by the party seeking such termination, by either the Sellers, on the one hand, or the Purchaser, on the other hand, if the Closing has not occurred on or prior to 5:00 p.m. (New York time) on the date which is 120 days following the date of this Agreement (the "Termination Date");

            (c) by either the Sellers, on the one hand, or the Purchaser, on the other hand, if any Governmental Authority with jurisdiction over such matters shall have issued a final and nonappealable Governmental Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that none of the Sellers or the Purchaser may terminate this Agreement pursuant to this Section 8.1(c) unless the party seeking to so terminate this Agreement has used all commercially reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

            (d) by the Purchaser in accordance with the provisions of Section
6.11 hereof.

        8.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1 hereof, this Agreement shall become null and void and neither party hereto shall have any further liability hereunder except that (i) the provisions of Sections 6.3, 6.7 and 6.8 and Article VIII and IX generally shall remain in full force and effect, and (ii) each party hereto shall remain liable to each other party hereto for any willful breach of its obligations under this Agreement prior to such termination.


                                   ARTICLE IX.
                                  MISCELLANEOUS

        9.1 Indemnification.

            (a) All of the representations, warranties, covenants and agreements set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect until the Applicable Limitation Date (as defined below); provided, however, that no party shall be entitled to recover for any Loss (as defined below) under this
Section 9.1 relating to a breach of representations and warranties set forth herein, unless written notice thereof is delivered to the other Parties prior to the Applicable Limitation Date.

            For purposes of this Agreement, the term "Applicable Limitation Date" shall be the first anniversary of the Closing Date, except that (i) there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever) with respect to any Loss arising from or relating to a breach of the representations and warranties set forth in Sections 4.1(a) (Organization), 4.2 (Authority), 4.3 (No Violation), 4.19 (Brokers), and, solely to the extent related to the foregoing subsections, Section 4.21 (Closing
Date), and Sections 5.1 (Organization), 5.2 (Authority), 5.6 (Brokers), and solely to the extent related to the foregoing subsections, Section 5.8 (Closing
Date), and (ii) with respect to any Loss arising from or relating to a breach of the representations and warranties set forth in Section 4.18 (Taxes), the Applicable Limitation Date shall be, with respect to Federal Income Taxes, the third anniversary of the date of filing of the applicable IRS Form 1120S by the Company and, with respect to all other Taxes, the fourth anniversary of the Closing Date.

            (b) Subject to the limitations set forth in clause (c) below, the Sellers shall indemnify the Purchaser, its Affiliates, members, managers, officers, employees, agents, representatives, permitted successors and assigns (collectively, the "Purchaser Indemnitees") in respect of, and save and hold each Purchaser Indemnitee harmless against, and pay on behalf of or reimburse each Purchaser Indemnitee for, as and when incurred at any time after the Closing Date, any Loss which any such Purchaser Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach of any representation, warranty, covenant or agreement made by any Seller in this Agreement or any facts or circumstances constituting such a breach; or
(ii) any Excluded Liability.

            (c) The Purchaser Indemnitees shall not be entitled to recover for any Losses arising from or relating to a breach of representations and warranties set forth in Article IV (other than Losses arising from or relating to a breach of representation or warranty set forth in such Article having no Applicable Limitation Date (as described in clause (a) above)), (i) unless the aggregate Losses for all such breaches exceed $50,000, provided that thereafter the Purchaser may recover only such Losses in excess of $50,000 and (ii) to the extent the aggregate amount of such Losses for which the Purchaser is entitled to recover exceeds the sum of $1,000,000. Further, other than Losses with respect to claims arising out of or relating to fraud, gross negligence, bad faith or willful misconduct, the Purchaser Indemnitees shall not be entitled to recover for Losses under this Section 9.1 or otherwise to the extent such Losses are reflected expressly as a Liability on the Closing Balance Sheet and taken into account by the Parties in determining the Working Capital.

            (d) The Purchaser shall indemnify Sellers and their Affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, "Seller Indemnitees") in respect of, and save and hold each of them harmless from and against, and pay on behalf of or reimburse each Seller Indemnitee for, as and when incurred at any time after the Closing Date or such earlier date when this Agreement may be terminated in accordance with the provisions hereof, any Loss which such Seller Indemnitee may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of: (i) the breach by the Purchaser of any representation, warranty, covenant or agreement made by the Purchaser contained in this Agreement, (ii) any Assumed Liability or (iii) any Liability arising out of the Purchaser's ownership of the Purchased Assets and operation of the Business after the Closing Date, including any Liability under Environmental Laws arising from the Purchaser's acts.

            (e) If a party hereto seeks indemnification under this Section 9.1, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, Liability or obligation (a "Proceeding") shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 9.1, the Indemnified Party shall within thirty (30) days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto, provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full Indemnity pursuant to this Section 9.1, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a "Joint Defense Proceeding") for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within thirty (30) days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or
(ii) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

            (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of any Loss incurred by the Indemnified Party hereunder but in any event not later than thirty (30) days after the Indemnifying Party received notice of a Loss.

            (g) In addition to any other remedies, the Purchaser shall be entitled to set-off any amounts due or payable by the Sellers to the Purchaser pursuant to, under or in connection with this Agreement against any amount otherwise due or payable by the Purchaser to the Sellers.

            (h) This Section 9.1 shall provide the exclusive remedy of the Sellers in respect of any breach by the Purchaser of any of its representations and warranties contained herein or in respect of any Assumed Liability. This
Section 9.1 shall provide the exclusive remedy of the Purchaser in respect of any breach by any Seller of its representations and warranties or in respect of any Excluded Liability.

        9.2 Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.2):

if to the Purchaser, to:                    with a copy to:
------------------------                    ---------------

TransWestern Publishing Company, LLC        Kirkland & Ellis
8344 Clairemont Mesa Blvd.                  200 East Randolph Drive
San Diego, CA  92111                        Chicago, IL  60601
Attention: Joan M. Fiorito                  Attention: Wendy L. Chronister, Esq.
Facsimile No.: 858-292-4125                 Facsimile No.: 312-861-2200

if to any of the Sellers, to:
-----------------------------

c/o  The New York Times Company
229 West 43rd Street
New York, NY  10036
Attention: Solomon B. Watson IV, Esq.
Facsimile No.:  212-556-4634


Any such notice or other communication will be deemed to have been given (i) if personally delivered, when so delivered, against written receipt, (ii) if sent by a nationally recognized overnight delivery service which guarantees next day delivery, one (1) Business Day after being so sent, (iii) if given by telecopier, once such notice or other communication is transmitted to the facsimile number specified above and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter delivered in accordance with the provisions of clauses (i),
(ii) or (iv) hereof, or (iv) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth above, five (5) Business Days after being so mailed. Any notice, request, demand, claim or other communication given hereunder using any other means (including ordinary mail or electronic mail) shall not be deemed to have been duly given unless and until such notice, request, demand, claim or other communication actually is received by the individual for whom it is intended.

        9.3 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

        9.4 Assignment. Except as provided in Section 6.12, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Seller or the Purchaser without the prior written consent of the other parties and any purported assignment or delegation in violation hereof shall be null and void except for assignments and transfers by operation of Law.

        9.5 Amendments and Waiver; Exclusive Remedies. This Agreement may not be modified or amended except in writing signed by the party or parties against whom enforcement is sought. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.5. The rights and remedies herein provided shall be the exclusive rights and remedies available to the parties hereto at law or in equity.

        9.6 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby (including the Operative Agreements) contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. Disclosures included in any Schedule shall be considered disclosures for all Schedules.

        9.7 Representations and Warranties Exclusive. The representations, warranties, covenants and agreements set forth in this Agreement and the Operative Agreements constitute all the representations, warranties, covenants and agreements of the parties hereto and their respective shareholders, directors, officers, employees, affiliates, advisors (including financial, legal and accounting), agents and representatives and upon which the parties have relied. In particular, and without in any way limiting the generality of the foregoing, the Purchaser acknowledges and agrees that, in making its decision to purchase the Purchased Assets, it is not relying on (a) any information set forth in the information memorandum distributed in connection with the proposed sale of the Business, or (b) any information or materials, oral or written, distributed or made available to the Purchaser prior to the date hereof other than matters set forth in this Agreement, including the Schedules and/or the Operative Agreements or (c) any financial projection, forecast or business plan relating to the Business. With respect to any projection, forecast or business plan delivered by or on behalf of the Sellers to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts and plans, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forecasts and plans so furnished to it, and (iv) it shall have no claim of any kind whatsoever against any Person with respect thereto.

        9.8 No Third Party Beneficiary. This Agreement is made for the sole benefit of the parties hereto, and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (except to the extent that any Affiliates of the Purchaser or any Seller are expressly covered by any indemnity herein).

        9.9 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive Laws of the State of New York, without giving effect to any conflicts of Law, rule or principle that might require the application of the Laws of another jurisdiction.

        9.10 Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arms' length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

        9.11 Severability. In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction, provided that any such reform or construction does not affect the economic or legal substance of the transactions contemplated hereby in a manner adverse to any party.

        9.12 Bulk Sales Laws. The parties hereby waive compliance with the Bulk Sales Laws of any State in which the Purchased Assets are located or in which operations relating to the Business are conducted.

        9.13 Heading; Interpretation; Schedules and Exhibits. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. References to Sections or Articles, unless otherwise indicated, are references to Sections and Articles of this Agreement. The word "including" means including without limitation. Words (including defined terms) in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement unless otherwise specified. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

        9.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

        9.15 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                            LAKELAND LEDGER PUBLISHING
                                            CORPORATION


                                            By:_________________________________
                                               Name: Rhonda L. Brauer
                                               Title:   Secretary

                                            NYT MANAGEMENT SERVICES

                                            By:  Globe Newspaper Company, Inc.,
                                            as Trustee

                                            By:_________________________________
                                               Name:  Robert S. Tobin
                                               Title:  Assistant Treasurer

                                            NYT FLORIDA HOLDINGS, INC.


                                            By:_________________________________
                                               Name:  Rhonda L. Brauer
                                               Title:  Assistant Secretary

                                            THE HOUMA COURIER NEWSPAPER
                                            CORPORATION


                                            By:_________________________________
                                               Name:  Rhonda L. Brauer
                                               Title:  Assistant Secretary

                                            TRANSWESTERN PUBLISHING COMPANY,
                                            LLC

                                            By: TransWestern Communciations
                                                Company, Inc.,as Managing Member

                                            By:_________________________________
                                                Name: Joan M. Fiorito
                                                Title: Vice President, CFO

                                                                      SCHEDULE A

Lakeland Ledger Publishing Corporation:

       The Phone Book for Polk County (Lakeland, FL)
       The Phone Book for Plant City (Plant City, FL)
       The Highlands County Phone Book (Sebring, FL)

NYT Florida Holdings, Inc.:

       The Source Book (Palatka, FL)
       The Source Book (Lake City, FL)

NYT Management Services:

       The Source Book (Ocala, FL)
       The Source Book (Gainesville, FL)

The Houma Courier Newspaper Corporation:

       St. Landry Evangeline Phone Book (Opelousas, LA)
       The Source Book of Terrebonne, LaFourche, Assumption Parishes (Houma, LA)

                  SCHEDULE 1.1(Q) - LIST OF EXECUTIVES - KNOWLEDGE OF SELLERS


Lakeland Ledger Publishing Corporation:

       The Phone Book for Polk County (Lakeland, FL) - RICHARD SHAPIRO AND REGGIE DAVENPORT The Phone Book for Plant City (Plant City, FL) - RICHARD SHAPIRO AND REGGIE DAVENPORT The Highlands County Phone Book (Sebring, FL) - RICHARD SHAPIRO AND REGGIE DAVENPORT

NYT Florida Holdings, Inc.:

       The Source Book (Palatka, FL) - MITCH GLAESER AND REGGIE DAVENPORT The Source Book (Lake City, FL)- MITCH GLAESER AND REGGIE DAVENPORT

NYT Management Services:

       The Source Book (Ocala, FL)- MITCH GLAESER AND REGGIE DAVENPORT
       The Source Book (Gainesville, FL) - MITCH GLAESER AND REGGIE DAVENPORT

The Houma Courier Newspaper Corporation:

       St. Landry Evangeline Phone Book (Opelousas, LA) - BILL BROWNLEE AND REGGIE DAVENPORT
       The Source Book of Terrebonne, LaFourche, Assumption
           Parishes (Houma, LA) - MILES FORREST AND REGGIE DAVENPORT

                                  SCHEDULE 5.3
                        THIRD PARTY CONSENTS - PURCHASER


None.

                                  SCHEDULE 5.4
                         GOVERNMENT CONSENTS - PURCHASER


None.

                                  SCHEDULE 5.5
                             LITIGATION - PURCHASER


None.

                      EXHIBITS TO ASSET PURCHASE AGREEMENT

                                                                       EXHIBIT A


This instrument is prepared by
and when recorded return to:
E. Snow Martin, Jr.
Martin & Martin, P.A.
Post Office Box 117
Lakeland, Florida  33802-0117


                                      DEED

        The Grantor, LAKELAND LEDGER PUBLISHING CORPORATION, A FLORIDA CORPORATION, whose mailing address is 401 S. Missouri Avenue, Lakeland, Florida 33815, in consideration of Ten Dollars and other valuable consideration received from Grantee, __________________, whose mailing address is ______________________________, hereby grants and conveys to the Grantee the following described real property in Polk County, Florida, to-wit:

        PARCEL NO.

        See Exhibit "A" hereto attached and by reference made a part hereof.

        This conveyance is subject to real estate taxes for 2000 and subsequent years, easements and restrictions of record.

        The Grantor covenants that the property is free of all encumbrances, except as stated above and as otherwise provided in the Asset Purchase Agreement dated as of June __, 2000 by and among [name of Purchaser], Lakeland Ledger Publishing Corporation, NYT Management Services, NYT Florida Holdings, Inc., and The Houma Courier Newspaper Corporation, that lawful seisin of and good right to convey the property is vested in the Grantor and that the Grantor hereby fully warrants the title to the property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor.

        Dated this ____ day of ________________, 2000.


Signed in the presence of:                    LAKELAND LEDGER PUBLISHING
                                              CORPORATION, A FLORIDA CORPORATION


_________________________                     BY: ______________________________
Name:                                         Print Name: ______________________
                                              Its: _____________________________

_________________________
Name:

STATE OF FLORIDA
COUNTY OF POLK

        The foregoing deed was acknowledged before me this ____ day of _____________, 2000 by __________________, as _______________ of LAKELAND LEDGER
PUBLISHING CORPORATION, A FLORIDA CORPORATION, on behalf of the corporation who is personally known to me or has produced a current Florida driver's license as identification and who did not take an oath.

(seal)                                        __________________________________
                                              Notary Public

                                                                       EXHIBIT B

THIS INSTRUMENT WAS PREPARED BY
AND WHEN RECORDED RETURN TO:
E. Snow Martin, Jr.
Martin & Martin, P.A.
Post Office Box 117
Lakeland, Florida 33802-0117


                          ASSIGNMENT OF LEASE AGREEMENT

        NYT MANAGEMENT SERVICES, A MASSACHUSETTS BUSINESS TRUST, SUCCESSOR TO THE GAINESVILLE SUN PUBLISHING COMPANY, hereby assigns, transfers and sets over its right as Tenant in that certain Lease Agreement, dated July 19, 1995, between NAYLOR REAL ESTATE (U.S.) INC. ("Owner") and THE GAINESVILLE SUN PUBLISHING COMPANY ("Tenant") for the lease of property described in Attachment 1 hereto to TRANSWESTERN PUBLISHING COMPANY, LLC, said leasehold title is now owned by MICHAEL S. RYALS AND JANE RYALS, husband and wife.

        DATED: JULY ___, 2000.

Signed, sealed and delivered
in the presence of:                           NYT MANAGEMENT SERVICES,
                                              A MASSACHUSETTS BUSINESS TRUST

______________________________                By: Globe Newspaper Company, Inc.,
Name:                                             as Trustee


_____________________________                 By:_______________________________
Name:                                         Print Name: William B. Huff
                                              Its: President


STATE OF MASSACHUSETTS
COUNTY OF SUFFOLK

        The foregoing instrument was acknowledged before me this _____ day of July, 2000 by William B. Huff, as President of Globe Newspaper Company, Inc., Trustee of NYT MANAGEMENT SERVICES, in his authorized capacity, who is personally known to me or has produced a current driver's license as identification and who did not take an oath.

                                              __________________________________
(seal)                                        Notary Public

                          ASSUMPTION OF LEASE AGREEMENT

        TRANSWESTERN PUBLISHING COMPANY, LLC, as Assignee, assumes and agrees to perform the Tenant's obligations under the foregoing Lease Agreement.

        DATED: JULY ___, 2000.

Signed, sealed and delivered
in the presence of:                           TRANSWESTERN PUBLISHING
                                              COMPANY, LLC

______________________________                By:_______________________________
Name:                                         Print Name:_______________________
                                              Its:______________________________

______________________________
Name:

STATE OF _____________________
COUNTY OF ____________________

        The foregoing instrument was acknowledged before me this _____ day of July, 2000 by ___________________, as _______________ of TRANSWESTERN PUBLISHING
COMPANY, LLC, in his/her authorized capacity, who is personally known to me or has produced a current driver's license as identification and who did not take an oath.


                                              __________________________________
(seal)                                        Notary Public

                    CONSENT TO ASSIGNMENT OF LEASE AGREEMENT

        MICHAEL S. RYALS AND JANE RYALS, husband and wife, hereby consent to the foregoing Assignment of Lease Agreement and the assumption of the Lease Agreement by the Assignee, TRANSWESTERN PUBLISHING COMPANY, LLC.

        DATED: JULY ___, 2000.

Signed, sealed and delivered in the presence of:


______________________________                __________________________________
Name:                                         MICHAEL S. RYALS

______________________________
Name:

______________________________                __________________________________
Name:                                         JANE RYALS

______________________________
Name:

STATE OF ____________________
COUNTY OF ___________________

        The foregoing instrument was acknowledged before me this _____ day of July, 2000 by MICHAEL S. RYALS AND JANE RYALS, husband and wife, who are personally known to me or have produced current driver's licenses as identification and who did not take an oath.


                                              __________________________________
(seal)                                        Notary Public

                                  ATTACHMENT 1

        Commercial Office Building and Land located at 7208 West University Avenue, Gainesville, Alachua County, Florida.

                                                                       EXHIBIT C

                              FORM OF BILL OF SALE

        WHEREAS, TransWestern Publishing Company, a Delaware limited liability company ("Purchaser"), and [Lakeland Ledger Publishing Corporation, a Florida corporation ("Lakeland")], [NYT Management Services, a Massachusetts business trust ("NYTMS")], [NYT Florida Holdings, Inc. ("NYTF"), a Delaware corporation], [The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma")], have entered into an Asset Purchase Agreement, dated as of June __, 2000 (the "Purchase Agreement"), pursuant to which, among other things, [Lakeland/NYTMS/NYTF/Houma] agreed to sell and assign the Purchased Assets (as defined therein) held by it (the "[Lakeland/NYTMS/ NYTF/Houma] Assets") to Purchaser;

        NOW, THEREFORE, [Lakeland/NYTMS/NYTF/Houma], for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, has bargained and sold and by this instrument does grant, sell, assign, transfer, set over and convey to Purchaser, its successors and assigns, all of [Lakeland/NYTMS/NYTF/Houma]'s right, title and interest in and to such [Lakeland/NYTMS/NYTF/Houma] Assets;

        TO HAVE AND TO HOLD said [Lakeland/NYTMS/NYTF/Houma] Assets unto Purchaser, its successors and assigns, to and for its own use forever.

        Neither the making nor the acceptance of this assignment and transfer shall (i) constitute a waiver or release by [Lakeland/NYTMS/NYTF/Houma] of any liabilities, duties or obligations imposed upon any of them by the terms of the Purchase Agreement or (ii) impose any additional liabilities, duties or obligations upon [Lakeland/NYTMS/NYTF/Houma].

                            [Signature page follows]

        IN WITNESS WHEREOF, [Lakeland/NYTMS/NYTF/Houma] has executed this Bill of Sale on the day of ________, 2000.


                                    [NAME OF SELLER]


                                    By: ________________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                                     FORM OF
                     INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

        This Instrument of Assignment and Assumption (this "Instrument") is made and entered into as of _______ __, 2000 by and between Lakeland Ledger Publishing Corporation, a Florida corporation ("Lakeland"), NYT Management Services, a Massachusetts business trust ("NYTMS"), NYT Florida Holdings, Inc. ("NYTF"), a Delaware corporation, The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma"), and TransWestern Publishing Company, a Delaware limited liability company ("Purchaser").

        WHEREAS, Purchaser, Lakeland, NYTMS, NYTF and Houma have entered into an Asset Purchase Agreement, dated as of June __, 2000 (the "Purchase Agreement"), pursuant to which, among other things, [Lakeland/NYTMS/NYTF/Houma] agreed to sell and assign the Purchased Assets (as defined therein) held by it (the "[Lakeland/NYTMS/ NYTF/Houma] Assets") to Purchaser, and as part of the purchase price for the [Lakeland/NYTMS/NYTF/Houma] Assets, Purchaser agreed to assume the Assumed Liabilities (as defined therein) relating to the [Lakeland/NYTMS/NYTF/Houma] Assets from [Lakeland/NYTMS/NYTF/Houma] (the "Assumed [Lakeland/NYTMS/NYTF/Houma] Liabilities"); and

        WHEREAS, the parties hereto desire to execute this Instrument to further evidence [Lakeland/NYTMS/NYTF/Houma]'s assignment of the
[Lakeland/NYTMS/NYTF/Houma] Assets to Purchaser, and Purchaser's assumption of the Assumed [Lakeland/NYTMS/ NYTF/Houma] Liabilities from
[Lakeland/NYTMS/NYTF/Houma];

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

        1. Definitions. Except as otherwise provided herein, all capitalized terms contained and not defined herein (including the recitals hereto) shall have the respective meanings ascribed to them in the Purchase Agreement.

        2. Assignment. [Lakeland/NYTMS/NYTF/Houma] hereby sells, transfers, conveys, assigns, sets over and delivers to Purchaser, its successors and assigns, all of the [Lakeland/NYTMS/NYTF/Houma] Assets, including, without limitation, all transferable Business Contracts and any commitments and undertakings which constitute a portion of the [Lakeland/NYTMS/NYTF/Houma] Assets (all of the foregoing being collectively hereinafter referred to as the "Assigned Agreements").

        3. Assumption of Assumed [Lakeland/NYTMS/NYTF/Houma] Liabilities. Purchaser hereby expressly succeeds to, is substituted for, and accepts, assumes and undertakes to pay, perform and discharge, all of the Assumed [Lakeland/NYTMS/NYTF/Houma] Liabilities.

        4. Assignability of Assigned Agreements. To the extent that any of the Assigned Agreements are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Instrument shall not constitute an assignment or attempted assignment which would constitute a breach thereof. Any obligation of [Lakeland/NYTMS/NYTF/Houma] under the Purchase Agreement to effect the transfer of any Assigned Agreement to Purchaser shall not be terminated or abridged by this provision, and the terms of Section 2.5 of the Purchase Agreement shall continue to apply with respect thereto.

        5. Conflicts with Purchase Agreement. [Lakeland/NYTMS/NYTF/Houma]'s assignment of the [Lakeland/NYTMS/NYTF/Houma] Assets and Purchaser's assumption of the Assumed [Lakeland/NYTMS/NYTF/Houma] Liabilities set forth in this Instrument shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of [Lakeland/NYTMS/NYTF/Houma] or Purchaser under the terms and provisions of the Purchase Agreement. In the event of a conflict between the terms and conditions set forth in this Instrument and the terms and conditions set forth in the Purchase Agreement, or the interpretation and application thereof, the terms and conditions set forth in the Purchase Agreement shall prevail, govern and control in all respects.

        6. Successors and Assigns. This Agreement shall be enforceable against, and shall inure to the benefit of, the respective successors and assigns of each of [Lakeland/NYTMS/NYTF/Houma] and Purchaser.

        7. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without giving effect to any conflicts of law rule or principle that might require application of the laws of another jurisdiction.

        8. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

                            [signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Instrument as of the date first above written.


                              [SELLER]


Attest:


Secretary                     By:________________________________________
                                  Name:
                                  Title:


                              TRANSWESTERN PUBLISHING COMPANY
                              By: ___________________, its Managing Member

Attest:


Secretary                     By:________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT E

                 FORM OF ASSIGNMENT OF SELLER PROPRIETARY RIGHTS

            This Assignment of Seller Proprietary Rights (this "Assignment"), dated as of ________________, 2000, is entered into between [Lakeland Ledger Publishing Corporation, a Florida corporation ("Lakeland"),] [NYT Management Services, a Massachusetts business trust ("NYTMS"),] [NYT Florida Holdings, Inc. ("NYTF"), a Delaware corporation,] [The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma"),] and TransWestern Publishing Company, a Delaware limited liability company ("Purchaser"), and is made contemporaneously with the acquisition by Purchaser of certain assets of [Lakeland/NYTMS/NYTF/Houma].

                                    RECITALS

            A. Purchaser, Lakeland, NYTMS, NYTF and Houma have entered into an Asset Purchase Agreement, dated as of June __, 2000 (the "Purchase Agreement"), which provides, among other things, for the acquisition by Purchaser of certain assets of [Lakeland/NYTMS/NYTF/Houma].

            B. [Lakeland/NYTMS/NYTF/Houma] is the exclusive owner of all right, title, and interest in and to the Proprietary Rights (as such term is defined in the Asset Purchase Agreement) held by it (the "[Lakeland/NYTMS/NYTF/Houma] Proprietary Rights").

            C. [Lakeland/NYTMS/NYTF/Houma] desires to transfer and assign all of its right, title, and interest in and to the [Lakeland/NYTMS/NYTF/Houma] Proprietary Rights to Purchaser and Purchaser wishes to acquire the [Lakeland/NYTMS/NYTF/Houma] Proprietary Rights.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing, and for the consideration specified in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [Lakeland/NYTMS/NYTF/Houma] hereby grants, transfers, sells, assigns, conveys and delivers to Purchaser all right, title, and interest in and to the [Lakeland/NYTMS/NYTF/Houma] Proprietary Rights, including without limitation, United States registrations for any [Lakeland/NYTMS/NYTF/Houma] Proprietary Rights and all extensions thereto and re-issues thereof and all foreign counterparts thereto, together with the goodwill of all of the foregoing and all claims for damages and/or injunctive relief by reason of past, present or future infringement of any [Lakeland/NYTMS/NYTF/Houma] Proprietary Rights, by any party or parties, with the right to sue for and collect the same for its own account and use.

                            [signature page follows]

               IN WITNESS WHEREOF, this Assignment has been duly executed on behalf of [Lakeland/NYTMS/NYTF/Houma] by its duly authorized officer as of the date first written above.

                                            [SELLER]


                                            ____________________________________
                                            Name:
                                            Title:




STATE OF ____________________________   )
                                        )  ss.

COUNTY OF____________________________

On ____________________, before me, _____________________, personally appeared
________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



______________________________________     [SEAL]
     Notary Public in and for said
            County and State

                                                                       EXHIBIT G
                                    [SELLER]

                              OFFICER'S CERTIFICATE

                Pursuant to Section 3.2(b) of that certain Asset Purchase Agreement, dated as of June __, 2000 (the "Asset Purchase Agreement"), by and among Lakeland Ledger Publishing Corporation, a Florida corporation (the "Lakeland"), NYT Management Services, a Massachusetts business trust ("NYTMS"), NYT Florida Holdings, Inc., a Delaware corporation ("NYTF"), The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma"), and TransWestern Publishing Company, a Delaware limited liability company ("Purchaser"), the undersigned, ___________________, the ________________ of
[Lakeland/NYTMS/NYTF/Houma], does hereby certify, for and on behalf of [Lakeland/NYTMS/ NYTF/Houma] and in its name, as follows:

                (1) Each of the representations and warranties of [Lakeland/NYTMS/ NYTF/Houma] contained in the Asset Purchase Agreement are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (other than any representation or warranty that is expressly made as of a specified date, which was true and correct in all material respects as of such specified date).

                (2) [Lakeland/NYTMS/NYTF/Houma] has performed and complied in all material respects with all the covenants and agreements required to be performed and complied with by it prior to the date hereof.

                IN WITNESS WHEREOF, [Lakeland/NYTMS/NYTF/Houma] has caused this

        Certificate to be executed, for and on its behalf and in its name, by the undersigned on and as of this ___ day of ________, 2000.

                                            [SELLER]

                                            By: ________________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT H

                                    [SELLER]
                             SECRETARY'S CERTIFICATE

                Pursuant to Section 3.2(b) of that certain Asset Purchase Agreement, dated as of June __, 2000 (the "Asset Purchase Agreement"), by and among Lakeland Ledger Publishing Corporation, a Florida corporation ("Lakeland"), NYT Management Services, a Massachusetts business trust ("NYTMS"), NYT Florida Holdings, Inc., a Delaware corporation ("NYTF"), The Houma Courier Newspaper Corporation, a Delaware corporation ("Houma"), and TransWestern Publishing Company, a Delaware limited liability company ("Purchaser"), the undersigned, ___________________, the Secretary of [Lakeland/NYTMS/NYTF/Houma], does hereby certify, for and on behalf of [Lakeland/NYTMS/NYTF/Houma] and in its name, as follows: [following text to be modified as appropriate for NYTMS, a business trust]

                (1) Attached hereto as Exhibit A is a true, complete and correct copy of the [[Certificate] [Articles] of Incorporation] [Declaration of Trust] of [Lakeland/NYTMS/NYTF/Houma] filed on __________________ (the "[Certificate] [Articles of Incorporation] [Declaration of Trust"), and no amendment to the [[Certificate] [Articles] of Incorporation] [Declaration of Trust] has been authorized or become effective since the date of filing thereof, no amendment or other document relating to or affecting the [[Certificate] [Articles] of Incorporation] [Declaration of Trust] has been filed in the office of the Secretary of State of the [State] [Commonwealth] of _______ since such date and no action has been taken by [Lakeland/NYTF/NYTMS/Houma], its [shareholders] [beneficial owners], [directors] or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of [Lakeland/NYTMS/NYTF/Houma].

                [(2) Attached hereto as Exhibit B is a true, complete and correct copy of the By-laws of [Lakeland/NYTF/Houma] as amended and as in full force and effect on the date hereof and at all times since ___________.] [not applicable for NYTMS]

                (3) Attached hereto as Exhibit C are true, complete and correct copies of resolutions adopted by the [Board of Directors of [Lakeland/NYTF/Houma]

        (the "Board")] [Trustee of NYTMS (the "Trustee")] with respect to the transactions contemplated thereby, which resolutions were duly and validly adopted by unanimous written consent as of _______________. All such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification or revocation, and no other resolutions have been adopted by the [Board or any committee thereof] [Trustee] relating to the transactions contemplated thereby.

                (4) Each of the following named individuals is a duly elected or appointed qualified and acting officer of [Lakeland/NYTMS/NYTF/Houma] who holds, and at all times since __________________ has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                Name             Title

                                              ______________________________

                                              ______________________________


            IN WITNESS WHEREOF, [Lakeland/NYTMS/NYTF/Houma] has caused this Certificate to be executed, for and on its behalf and in its name, by the undersigned on and as of this ___ day of ________, 2000.


                                            [SELLER]


                                            By: ________________________________
                                                   Name:
                                                   Title: Secretary

        I, _________, the __________ of [Lakeland/NYTMS/NYTF/Houma], do hereby certify for and on behalf of [Lakeland/NYTMS/NYTF/Houma] that __________ is the duly elected or appointed, qualified and acting Secretary of [Lakeland/NYTMS/NYTF/Houma], and the signature set forth above is the genuine signature of such officer.



                                   _____________________________________________
                                   Name:

                                                                       EXHIBIT I


                  FORM OF LEGAL OPINION OF SOLOMON B. WATSON IV

                        [subject to customary exceptions]

        1. Each Seller is a corporation or a business trust, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.

        2. Each Seller has the requisite corporate or trust power and authority execute and deliver the Asset Purchase Agreement and the Operative Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

        3. The execution, delivery and performance by each Seller of the Asset Purchase Agreement and each of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate or trust action of such Seller.

        4. Each Seller has duly executed and delivered the Asset Purchase Agreement and each of the Operative Agreements to which each Seller is a party and each such document constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding at equity or law).

        5. The execution, delivery and performance by each Seller of the Asset Purchase Agreement and each of the Operative Agreements to which it is a party do not, and the consummation of the transactions contemplated thereby will not,
(i) violate or conflict with the provisions of (A) the Sellers [Certificate] [Articles] of Incorporation or the Sellers Bylaws (as to Lakeland, Florida Holdings or Houma) or (B) the NYTMS Declaration of Trust (as to NYTMS), each as amended and in effect as of the date hereof, (ii) except as contemplated by the Asset Purchase Agreement and the Operative Agreements to which it is a party, result in the imposition of any Encumbrance under, cause the acceleration of any obligation under, or violate the terms, conditions or provisions of any, Material Business Contract, or (iii) so far as known to me, violate any federal or New York statute, rule or regulation, which in my experience would normally apply to transactions of the type contemplated by the Asset Purchase Agreement or the Operative Agreements to which such Seller is a party. No opinion is expressed in this paragraph 5 as to the application of Sections 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law or of any applicable fiduciary duty or antifraud, antitrust or trade regulation laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                                                       EXHIBIT J

                         TRANSWESTERN PUBLISHING COMPANY
                              OFFICER'S CERTIFICATE

                Pursuant to Section 3.3(c) of that certain Asset Purchase Agreement, dated as of June __, 2000 (the "Asset Purchase Agreement"), by and among Lakeland Ledger Publishing Corporation, a Florida corporation, NYT Management Services, a Massachusetts business trust, NYT Florida Holdings, Inc., a Delaware corporation, The Houma Courier Newspaper Corporation, a Delaware corporation, and TransWestern Publishing Company, LLC, a Delaware limited liability company ("Purchaser"), the undersigned, _________________, the _____________ of the Managing Member of Purchaser, does hereby certify, for and on behalf of Purchaser and in its name, as follows:

                (1) Each of the representations and warranties of Purchaser contained in the Asset Purchase Agreement are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (other than any representation or warranty that is expressly made as of a specified date, which was true and correct in all material respects as of such specified date).

                (2) Purchaser has performed and complied in all material respects with all the covenants and agreements required to be performed and complied with by it prior to the date hereof.


                IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed, for and on its behalf and in its name, by the undersigned on and as of this ___ day of __________, 2000.


                                   TRANSWESTERN PUBLISHING COMPANY, LLC
                                   By: ___________________, its Managing Member

                                   By: ________________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT K

                         TRANSWESTERN PUBLISHING COMPANY

                             SECRETARY'S CERTIFICATE

                Pursuant to Section 3.3(c) of that certain Asset Purchase Agreement, dated as of June __, 2000 (the "Asset Purchase Agreement"), by and among Lakeland Ledger Publishing Corporation, a Florida corporation, NYT Management Services, a Massachusetts business trust, NYT Florida Holdings, Inc., a Delaware corporation, The Houma Courier Newspaper Corporation, a Delaware corporation, and TransWestern Publishing Company, LLC, a Delaware limited liability company ("Purchaser"), the undersigned, _________________, the Secretary of the Managing Member of Purchaser, does hereby certify, for and on behalf of Purchaser and in its name, as follows:

               (1) Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Formation of Purchaser filed on ___________ and all amendments thereto (as so amended, the "Certificate of Formation"), and no amendment to the Certificate of Formation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the Certificate of Formation has been filed in the office of the Secretary of State of the State of Delaware since such date and no action has been taken by Purchaser, its members or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Purchaser.

               (2) Attached hereto as Exhibit B is a true, complete and correct copy of the Operating Agreement of the Purchaser as in full force and effect on the date hereof and at all times since ___________.

               (3) Attached hereto as Exhibit C are true, complete and correct copies of resolutions adopted by the Board of Directors of the [Managing Member] of Purchaser (the "Board") with respect to the transactions contemplated thereby, which resolutions were duly and validly adopted [by unanimous written consent on ___________] [at a meeting of the Board on ________________, at which a quorum was present and acting throughout]. All such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification or revocation, and no other resolutions have been adopted by the Board or any committee thereof relating to the transactions contemplated thereby.

               (4) Each of the following named individuals is a duly elected or appointed qualified and acting officer of Purchaser who holds, and at all times since ________ has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

                Name             Title

                                              ______________________________

                                              ______________________________


                IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed, for and on its behalf and in its name, by the undersigned on and as of this ___ day of ________, 2000.


                                   TRANSWESTERN PUBLISHING COMPANY, LLC
                                   By: ___________________, its Managing Member

                                   By: ________________________________________
                                         Name:
                                         Title: Secretary


                I, _________, __________ of Purchaser, do hereby certify for and on behalf of Purchaser and in its name, that __________ is the duly elected or appointed, qualified and acting Secretary of Purchaser, and the signature set forth above is the genuine signature of such officer.


                                          ______________________________________
                                          Name:

                                                                       EXHIBIT L

                                     FORM OF
                    LEGAL OPINION OF COUNSEL TO THE PURCHASER

                        [subject to customary exceptions]


        1. The Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.

        2. The Purchaser has the requisite limited liability company power and authority to execute and deliver the Asset Purchase Agreement and the Operative Agreements to which it is a party and to assume and perform the Assumed Liabilities.

        3. The execution, delivery and performance by the Purchaser of the Asset Purchase Agreement and each of the Operative Agreements to which it is a party and the assumption and performance of the Assumed Liabilities have been duly authorized by all necessary limited liability company action on the part of the Purchaser.

        4. The Purchaser has duly executed and delivered the Asset Purchase Agreement and each of the Operative Agreements to which the Purchaser is a party and each such document constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding at equity or law).

        5. The execution and delivery by the Purchaser of the Asset Purchase Agreement and each of the Operative Agreements to which it is a party do not, and the consummation of the transactions contemplated thereby (including the performance of the Assumed Liabilities) will not, (i) violate or conflict with the provisions of the Certificate of Formation or Operating Agreement of the Purchaser, each as amended and in effect as of the date hereof, (ii) except as contemplated by the Asset Purchase Agreement and the Operative Agreements to which it is a party, result in the imposition of any Encumbrance under, cause the acceleration of any obligation under, or violate the terms, conditions or provisions of any material Contract to which the Purchaser is a party or is bound, or (iii) to our knowledge, result in a violation by the Purchaser of any federal or New York statute, rule or regulation, which in our experience would normally apply to transactions of the type contemplated by the Asset Purchase Agreement or the Operative Agreements to which the Purchaser is a party. No opinion is expressed in this paragraph 5 as to the application of Sections 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law or of any applicable fiduciary duty or antifraud, antitrust or trade regulation laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.